UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

ZIX CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

To our Shareholders,

You are cordially invited to attend the Annual Meeting of Shareholders of Zix Corporation, which will take place Wednesday, June 5, 2019, at 10:00 a.m. Central Time at the Cityplace Conference Center, Turtle Creek I Room, 2711 North Haskell Avenue, Dallas, Texas 75204. Details of the business to be conducted at the Annual Meeting are given in the Official Notice of the Meeting, Proxy Statement and form of proxy that accompany this letter.

Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of shareholders entitled to vote at the meeting. When you vote in advance, please indicate your intention to personally attend the Annual Meeting. Please see the Question and Answer section of the enclosed Proxy Statement for instructions if you plan to personally attend the Annual Meeting.

Whether or not you are able to personally attend the Annual Meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the Annual Meeting if you choose not to attend in person. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

We appreciate your continued interest in Zix Corporation.

On behalf of the Board of Directors,

Dallas, Texas	Robert C. Hausmann
April [●], 2019	Chairman of the Board

ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Zix Corporation will take place on Wednesday, June 5, 2019, at 10:00 a.m. Central Time at the Cityplace Conference Center, Turtle Creek I Room, 2711 North Haskell Avenue, Dallas, Texas 75204. Registration will begin at 9:30 a.m.

At the meeting, we will ask shareholders entitled to vote to consider and vote on the following proposals:

1.	Elect eight members of our Board of Directors for a one-year term;

2.	Ratify the appointment of Whitley Penn LLP as our independent registered public accountants for the fiscal year ending December 31, 2019;

3.	Approve, on an advisory basis, the compensation of our named executive officers;

4.

Approve, in accordance with Nasdaq Listing Rule 5635, (i) the conversion of our outstanding shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) into shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) and (ii) the issuance of shares of our common stock in connection with any future conversion or redemption of our Series A Preferred Stock into common stock, or any other issuance of common stock to an investment fund managed by True Wind Capital Management, L.P. (“True Wind”) pursuant to the terms of the Investment Agreement between us and True Wind, dated January 14, 2019 (the “Investment Agreement”) that, absent such approval, would violate Nasdaq Listing Rule 5635 (the “Nasdaq Proposal”); and

5.	Any other business properly brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record of our common stock and our Series A Preferred Stock at the close of business on April 12, 2019 will be entitled to vote at the meeting. Our stock transfer books will not be closed.

By Order of the Board of Directors,

Dallas, Texas	Noah F. Webster
April [●], 2019	General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 5, 2019

This Proxy Statement, accompanying proxy card and our Annual Report are available at investor.zixcorp.com in a searchable, readable, and printable format and in a cookie-free environment.

YOUR VOTE IS IMPORTANT.

Whether or not you expect to personally attend the meeting, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or if you received a paper copy of the proxy card, by signing, dating, and returning the proxy card in the enclosed postage-paid envelope will save us the expense and extra work of additional solicitation. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other holder of record.

Potential Payments Upon Termination or Change in Control	48
Equity Compensation Plan Information	49
Non-Shareholder-Approved Stock Option Agreements With Third Parties	49
CEO Pay Ratio	49
Certain Relationships and Related Transactions	51
OTHER MATTERS	52
WHERE YOU CAN FIND MORE INFORMATION	52

Questions and Answers About the Annual Meeting and Voting

This Question and Answer section provides some background information and brief answers to several questions you might have about the enclosed proposals. We encourage you to read this Proxy Statement in its entirety.

What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy.

When I vote my shares, whom am I designating as my proxy?

We have designated Noah F. Webster, our General Counsel and Corporate Secretary, and David E. Rockvam, our Chief Financial Officer, to act as proxy holders at the Annual Meeting as to all shares for which proxy cards are returned or voting instructions are provided by Internet or telephonic voting.

What is a proxy statement?

A proxy statement is a document that the Securities and Exchange Commission (the “SEC”) regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

What is the record date?

The record date for the Annual Meeting is April 12, 2019. The record date is established by our Board of Directors as required by Texas law. Only shareholders of record of our common stock and our Series A Preferred Stock (collectively, our “Voting Shareholders”) at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote their shares at the meeting.

What is the difference between a shareholder of record and a shareholder who holds stock in street name, also called a “beneficial owner”?

If your shares are registered in your name at our stock registrar and transfer agent, Computershare Trust Company, N.A., you are a shareholder of record.

If your shares are registered at our stock registrar and transfer agent, Computershare Trust Company, N.A., in the name of a broker, bank, trustee, nominee, or other similar shareholder of record, your shares are held in street name and you are the beneficial owner of the shares.

What methods can I use to vote?

By Written Proxy. All Voting Shareholders may vote by mailing the written proxy card.

By Telephone and Internet Proxy. All Voting Shareholders of record may vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank, broker, or other Voting Shareholder of record makes those methods available, in which case the bank, broker, or other Voting Shareholder of record will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate Voting Shareholders’ identities, to allow Voting Shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

By In- Person Ballot. Voting Shareholders of record and street name holders may vote in person at the Annual Meeting as described in the following question and answer.

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How do I cast a ballot in person at the Annual Meeting?

Voting Shareholders of Record. You will need to bring a government-issued photo identification card to obtain a ballot to vote in person at the Annual Meeting.

Street Name Holders. You will need to ask your broker or bank for a legal proxy and you will need to bring the legal proxy with you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy. You will also need to bring a government-issued photo identification card to obtain a ballot to vote in person at the Annual Meeting. Please note that if you own shares in street name and you are issued a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

What will occur at the Annual Meeting?

First, we will determine whether we have a quorum of shares represented at the Annual Meeting to conduct business. If a quorum is not present at the Annual Meeting, we will adjourn or reschedule the meeting. If enough shares are represented at the Annual Meeting to conduct business, then we will vote on the proposals described in this Proxy Statement and any other business properly brought before the meeting or any adjournment or postponement thereof. We know of no other matters that will be presented for consideration at the Annual Meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Zix Corporation and our shareholders.

A representative of Whitley Penn LLP, our independent registered public accounting firm, is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement, if that representative so desires, and to respond to appropriate questions. A representative of Broadridge Financial Solutions, Inc. will count the votes and act as the independent inspector of election.

What is a quorum?

The holders of a majority of the shares entitled to vote at the Annual Meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the notice. A Voting Shareholder will be deemed to be represented at the Annual Meeting if such shareholder:

•	Is present in person; or

•	Is not present in person, but has voted by proxy card before the Annual Meeting; or

•	Is not present in person, but a broker has cast for the Voting Shareholder a discretionary vote on Proposal 2.

As of the record date, there were [●] shares of common stock outstanding and entitled to vote at the Annual Meeting, held by or through [●] holders of record. Each share of our common stock is entitled to one vote.

As of the record date, 64,914 shares of our Series A Preferred Stock were outstanding and entitled to vote on an as-converted basis at the Annual Meeting, held by or through one holder of record. As of the record date, the 64,914 shares of Series A Preferred Stock were convertible into 10,910,124 shares of our common stock. However, under applicable Nasdaq Listing Rules, the number of shares of common stock into which the Series A Preferred Stock can be converted, when aggregated with any other common stock held by such holder, cannot exceed 19.9% of the number of shares of our common stock outstanding as of February 20, 2019, immediately prior to the issuance of the Series A Preferred Stock. Additionally, under applicable Nasdaq Listing Rules, the number of votes that a holder of Series A Preferred Stock will be entitled to cast on any matter to be voted upon, when aggregated with any of our other voting securities held by such holder, cannot exceed 19.9% of the number of our voting securities outstanding as of February 20, 2019, immediately prior to the issuance of the Series A Preferred Stock. For the one record holder of our Series A

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Preferred Stock as of the record date, the number of shares of common stock into which the Series A Preferred Stock can convert and the number of votes that the holder of Series A Preferred Stock is entitled to cast on any matter to be voted upon is capped at 10,783,050 (the “Nasdaq Cap”).

Our Voting Shareholders are entitled to cast an aggregate of [●] votes at the Annual Meeting, so a quorum equals [●] shares of our common stock (in each case, including the Series A Preferred Stock on an as-converted basis, subject to the Nasdaq Cap).

In accordance with applicable Nasdaq Listing Rules, the holder of the shares of Series A Preferred Stock purchased in the private placement on February 20, 2019 is not entitled to vote such shares on the Nasdaq Proposal.

Holders of our Series B Preferred Stock are not entitled to vote on any matters at the Annual Meeting.

What proposals are Voting Shareholders being asked to consider at the Annual Meeting?

At the Annual Meeting, we will ask our Voting Shareholders to consider and vote on the following:

•	Proposal 1 is to elect eight members of our Board of Directors for a one-year term;

•	Proposal 2 is to ratify the appointment of Whitley Penn LLP as our independent registered public accountants for the fiscal year ending December 31, 2019;

•	Proposal 3 is a vote to approve, on an advisory basis, the compensation of our named executive officers;

•	Proposal 4 is a vote to approve the Nasdaq Proposal; and

•	Any other business properly brought before the meeting or any adjournment or postponement thereof.

What are my voting choices on Proposal 1 for director nominees?

For the vote on the election of the director nominees, Voting Shareholders may:

•	Vote in favor of all nominees;

•	Vote to withhold votes from all nominees; or

•	Vote to withhold votes as to specific nominees, and in favor of the remaining nominees.

The Board recommends that you vote “FOR” Proposal 1 and “FOR” each of the director nominees.

What vote is needed to elect directors?

The eight nominees will be elected who receive a plurality of the FOR votes out of all votes cast (either FOR or WITHHELD) in person or by proxy at the Annual Meeting.

What is a plurality of the votes?

In order to be elected, a director nominee does not have to receive a majority of FOR votes cast out of all votes cast either affirmatively or withheld in person or by proxy at the Annual Meeting. Instead, the eight nominees who will be elected are those who receive the most FOR votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

What happens if a director nominee does not receive a majority of FOR votes?

Under our Director Nomination and Election Policies, each director nominee in an uncontested election tenders his or her conditional resignation to the Corporate Secretary before the Annual Meeting. That

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resignation offer becomes effective automatically if the tendering director nominee fails to receive a majority of FOR votes cast out of all votes cast either affirmatively or withheld in person or by proxy at the Annual Meeting (“Majority WITHHELD Vote”). The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) then recommends to the Board whether to accept the offered resignation. The Board will, within 90 days after the certification of voting results, decide whether or not to accept the offered resignation. In general, any director nominee who receives a Majority WITHHELD Vote will not participate in the Nominating and Corporate Governance Committee recommendation or the Board decision regarding an offered resignation. If all members of the Nominating and Corporate Governance Committee received a Majority WITHHELD Vote, then the independent directors who did not receive a Majority WITHHELD Vote will appoint a committee among themselves to consider and make a recommendation to the Board with respect to the offered resignations. If three or fewer directors receive a majority of FOR votes cast out of all votes cast either affirmatively or withheld in person or by proxy at the Annual Meeting, then all directors (including those who received a Majority WITHHELD Vote) may participate in the Board’s decision whether to accept or not to accept the offered resignations. The Company will promptly disclose the Board’s decision in a Current Report on Form 8-K, including the reasons a resignation is not accepted.

What are my voting choices on Proposal 2, the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm?

For the vote on the ratification of the appointment of our independent registered public accounting firm, Voting Shareholders may:

•	Vote in favor of the ratification;

•	Vote against the ratification; or

•	Abstain from voting on the ratification.

Our Board recommends that you vote “FOR” Proposal 2.

What vote is required to ratify the appointment of the Company’s independent registered public accounting firm?

The proposal to ratify the appointment of our independent registered public accounting firm requires the FOR vote of the holders of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the Annual Meeting.

What are my voting choices on Proposal 3, the advisory vote to approve our executive compensation?

For the advisory vote on executive compensation, Voting Shareholders may:

•	Vote to approve, on an advisory basis, our executive compensation;

•	Vote against the approval, on an advisory basis, of our executive compensation; or

•	Abstain from voting on the advisory proposal.

Our Board recommends that you vote “FOR” Proposal 3.

What vote is required for the advisory approval of the Company’s executive compensation?

The Company’s executive compensation will be approved by the Voting Shareholders, on an advisory basis, if the votes cast FOR the proposal are a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the Annual Meeting.

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How often will the Company hold an advisory vote to approve executive compensation?

At our 2017 Annual Meeting of Shareholders, our shareholders voted, in an advisory vote, on various frequencies for conducting future advisory votes with respect to compensation of our named executive officers, with an annual frequency receiving the most advisory votes that were cast. After considering those voting results and other factors, our Board determined that the Company would hold an annual advisory vote on the compensation of our named executive officers until (a) the next required vote on the frequency of shareholder votes on the compensation of our named executive officers or (b) the Board otherwise determines that a different frequency for such advisory votes is in the best interests of our shareholders.

What are my voting choices on Proposal 4, the approval of the Nasdaq Proposal?

For the vote on the approval of the Nasdaq Proposal, Voting Shareholders (other than the holder of the shares of Series A Preferred Stock purchased in the private placement on February 20, 2019) may:

•	Vote to approve the Nasdaq Proposal;

•	Vote against the Nasdaq Proposal; or

•	Abstain from voting on the Nasdaq Proposal.

Our Board recommends that you vote “FOR” Proposal 4.

What vote is required for the approval of the Nasdaq Proposal?

Under Nasdaq Listing Rules, approval of the Nasdaq Proposal requires the FOR vote of a majority of the votes cast (either FOR or AGAINST) on the Nasdaq Proposal. Our bylaws require the FOR vote of the holders of a majority of the shares entitled to vote on the Nasdaq Proposal and represented in person or by proxy at the Annual Meeting. In order to satisfy both the Nasdaq Listing Rules and our bylaws, approval of the Nasdaq Proposal will require the FOR vote of the holders of a majority of the shares entitled to vote on the Nasdaq Proposal and represented in person or by proxy at the Annual Meeting. Because votes to ABSTAIN are counted as shares entitled to vote on the Nasdaq Proposal, they will have the same effect as votes AGAINST the Nasdaq Proposal.

In accordance with applicable Nasdaq Listing Rules, the holder of the shares of Series A Preferred Stock purchased in the private placement on February 20, 2019 is not entitled to vote such shares on the Nasdaq Proposal.

Holders of our Series B Preferred Stock are not entitled to vote on any matters at the Annual Meeting.

What if a Voting Shareholder does not specify a choice for a matter when returning a proxy?

Voting Shareholders should specify their choice for each proposal described on the enclosed proxy card. Proxy cards that are signed and returned will be voted FOR proposals described in this proxy statement for which no specific instructions are given.

How are withheld votes, abstentions and broker non-votes counted?

Both abstentions and broker non-votes are counted as “present” for purposes of determining the existence of a quorum at the Annual Meeting. Shares voted WITHHELD as to a director nominee on Proposal 1 will have no effect on the election of the nominees, but, for purposes of the Majority WITHHELD Vote and the effectiveness of a nominee’s conditional resignation, will count as votes against the indicated nominee. Shares voted ABSTAIN on Proposals 2, 3 and 4 will have the same effect as votes cast AGAINST that proposal. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on the proposals.

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Why did I receive more than one Proxy Statement?

If you received more than one Proxy Statement, your shares are probably registered in different names or are in more than one account. Please vote each proxy card that you receive.

What if I want to change my vote?

You may revoke your vote on any proposal at any time before the Annual Meeting for any reason. To revoke your proxy before the meeting, write to Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. You will need to include a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation. You may also come to the Annual Meeting and change your vote in writing. You will need to bring a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation.

Where will I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and will publish the preliminary or final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the voting results are not final when that Current Report is filed, we will publish the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the final voting results are determined. You may request a copy of either Current Report at investor.zixcorp.com or by contacting our Investor Relations office at (214) 515-7357.

Where can I find additional information? Who can help answer my questions?

You should carefully review the entire Proxy Statement, which contains important information regarding the proposals, before voting. The section titled “WHERE YOU CAN FIND MORE INFORMATION” describes additional sources from which to obtain this Proxy Statement, our public filings under the Securities Exchange Act of 1934 and other information about our Company. Additionally, a copy of this Proxy Statement is available on our Company’s website at investor.zixcorp.com.

If you would like additional copies of this Proxy Statement or other documents that we have filed with the SEC that are incorporated by reference into this Proxy Statement, free of charge, or if you have questions about the proposals or the procedures for voting your shares, please contact: Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960 or (214) 370-2000.

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ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

PROXY STATEMENT

Annual Meeting of Shareholders

June  5, 2019

Information Concerning Solicitation and Voting

General

This Proxy Statement is furnished on behalf of the Board of Directors (the “Board”) of Zix Corporation (“we,” “us,” “our” or the “Company”) to solicit proxies to be voted at the Annual Meeting of our Shareholders to be held on Wednesday, June 5, 2019, at 10:00 a.m. Central Time, and at any adjournment or postponement of the Annual Meeting for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

Whether or not you personally attend, it is important that your shares entitled to vote be represented and voted at the Annual Meeting. Most holders of our common stock and our Series A Preferred Stock (collectively, our “Voting Shareholders”) have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker, or other Voting Shareholder of record to determine which voting options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet voting and telephone voting facilities for Voting Shareholders of record will be available until 11:59 p.m. Eastern Time on June 4, 2019. This Proxy Statement and the accompanying proxy card were first mailed on or about April [●], 2019.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

Solicitation of Proxies

The Company is making this solicitation on behalf of our Board. The Company will bear the expense of the preparation, printing and distribution of the enclosed proxy card, Notice of Annual Meeting of Shareholders and this Proxy Statement, and any additional material relating to the Annual Meeting that may be furnished to our shareholders by our Board related to the furnishing of this Proxy Statement. We have engaged Georgeson Inc. to assist in the solicitation of proxy materials from Voting Shareholders at a fee of approximately $7,500 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without additional compensation by our officers or employees by telephone, fax, e-mail, or personal interview. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold those shares. To obtain the necessary representation of Voting Shareholders at the Annual Meeting, supplementary solicitations may be made by mail, telephone, fax, e-mail, or personal interview by our officers or employees, without additional compensation, or by selected securities dealers. We anticipate that the cost of those supplementary solicitations, if any, will not be material.

Purpose of Annual Meeting

The purpose of the Annual Meeting is to obtain approval for the proposals described in this Proxy Statement and to consider any other business properly brought before the Annual Meeting or any adjournment or postponement thereof. At the meeting, we will ask Voting Shareholders to consider and vote on the following proposals:

•	Proposal 1: elect eight members of our Board for a one-year term;

•	Proposal 2: ratify the appointment of Whitley Penn LLP as our independent registered public accountants for the fiscal year ending December 31, 2019;

•	Proposal 3: approve, on an advisory basis, the compensation of our named executive officers; and

•

Proposal 4: approve, in accordance with Nasdaq Listing Rule 5635, (i) the conversion of our outstanding shares of Series B Preferred Stock into shares of Series A Preferred Stock and (ii) the issuance of shares of our common stock in connection with any future conversion or redemption of our Series A Preferred Stock into common stock or any other issuance of common stock to an investment fund managed by True Wind Capital Management, L.P. (“True Wind”) pursuant to the terms of the Investment Agreement between us and True Wind, dated January 14, 2019 (the “Investment Agreement”) that, absent such approval, would violate Nasdaq Listing Rule 5635 (the “Nasdaq Proposal”).

Record Date and Shares Outstanding

Only shareholders who owned shares of our common stock and our Series A Preferred Stock at the close of business on April 12, 2019, referred to in this Proxy Statement as the “Record Date,” are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, [●] shares of our common stock were outstanding and entitled to vote at the Annual Meeting. Holders of our common stock are entitled to one vote, in person or by proxy, for each share of common stock held in their name on the Record Date.

As of the Record Date, 64,914 shares of our Series A Preferred Stock were outstanding and entitled to vote on an as-converted basis at the Annual Meeting. As of the Record Date, the 64,914 shares of Series A Preferred Stock were convertible into 10,910,124 shares of common stock. However, under applicable Nasdaq Listing Rules, the number of shares of common stock into which the Series A Preferred Stock can be converted, when aggregated with any other common stock held by such holder, cannot exceed 19.9% of the number of our shares of common stock outstanding as of February 20, 2019, immediately prior to the issuance of the Series A Preferred Stock. Additionally, under applicable Nasdaq Listing Rules, the number of votes that a holder of Series A Preferred Stock will be entitled to cast on any matter to be voted upon, when aggregated with any of our other voting securities held by such holder, cannot exceed 19.9% of the number of our voting securities outstanding as of February 20, 2019, immediately prior to the issuance of the Series A Preferred Stock. For the record holder of Series A Preferred Stock as of the Record Date, the number of shares of common stock into which the Series A Preferred Stock can convert and the number of votes that the holder of Series A Preferred Stock is entitled to cast on any matter to be voted upon is capped at 10,783,050 (the “Nasdaq Cap”).

Quorum

A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting (including the Series A Preferred Stock on an as-converted basis, subject to the Nasdaq Cap) must be represented, in person or by proxy, at the Annual Meeting to constitute a quorum to conduct business at the meeting. As of the Record Date, [●] shares of our common stock (including the Series A Preferred Stock on an as-converted basis, subject to the Nasdaq Cap) were outstanding and entitled to vote at the Annual Meeting, so we will require a quorum of at least [●] shares of our common stock (including the Series A Preferred Stock on an as-converted basis, subject to the Nasdaq Cap) represented at the Annual Meeting in order to conduct business at the meeting.

In accordance with applicable Nasdaq Listing Rules, the holder of the shares of Series A Preferred Stock purchased in the private placement on February 20, 2019 is not entitled to vote such shares on the Nasdaq Proposal.

Holders of Series B Preferred Stock are not entitled to vote at the Annual Meeting.

Revocability of Proxies

You may revoke your proxy at any time before it is exercised. Execution of the proxy will not affect your right to attend the Annual Meeting in person. Revocation may be made before the Annual Meeting by written revocation or through a duly executed proxy bearing a later date sent to Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960; or your proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting before the voting of the proxy. Any revocation sent to the Company must include the shareholder’s name and must be received before the Annual Meeting to be effective.

How Your Proxy Will Be Voted

In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked signed proxies, will be voted FOR each of the proposals that will be considered at the Annual Meeting. In addition, if any other matters properly come before the Annual Meeting the persons named as proxy holders in the enclosed proxy card will have discretion as to how they will vote the shares they represent. Other than the proposals described in this Proxy Statement, we have not received notice of any matters that may properly be presented at the Annual Meeting.

Dissenters’ Rights

Under Texas law, shareholders are not entitled to dissenters’ rights with respect to any of the proposals that will be considered at the Annual Meeting.

Tabulation of Votes

Votes cast at the Annual Meeting will be tabulated by a representative of Broadridge Financial Solutions, Inc. as the independent inspector of election.

Vote Required to Approve Proposals

Proposal 1

On Proposal 1, shares may either be voted FOR an individual director nominee or voted WITHHELD as to an individual director nominee. If a quorum is represented at the Annual Meeting, the eight nominees who receive the greatest number of FOR votes (also called a “plurality” of FOR votes) will be elected as directors. Brokers cannot cast discretionary votes in the election of directors, so you must instruct your broker how to vote your shares on Proposal 1. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on this proposal. A vote WITHHELD as to any director will have no effect on the election of the nominees, but, for purposes of the Majority WITHHELD Vote (as described in the Question and Answer section of this Proxy Statement) and the effectiveness of a nominee’s conditional resignation, will be counted as a vote against the election of that director. In the election of directors, shareholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this Proxy Statement.

Proposal 2

On Proposal 2, shares may either be voted FOR the ratification of the appointment of Whitley Penn LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019, or voted AGAINST that ratification, or voted to ABSTAIN. If a quorum is represented at the Annual Meeting, the approval of

Proposal 2 would require the FOR vote of the holders of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the Annual Meeting. Because votes to ABSTAIN are counted as shares represented at the meeting, they will have the same effect as votes AGAINST Proposal 2.

Proposal 3

On Proposal 3, shares may either be voted FOR the approval, on an advisory basis, of the compensation of our named executive officers, or voted AGAINST that advisory approval, or voted to ABSTAIN. If a quorum is represented at the Annual Meeting, approval of Proposal 3 requires the FOR vote of the holders of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the Annual Meeting. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on this proposal. Because votes to ABSTAIN are counted as shares entitled to vote on Proposal 3, they will have the same effect as votes AGAINST Proposal 3.

Proposal 4

On Proposal 4, shares may be voted FOR the approval of the Nasdaq Proposal, or voted AGAINST the approval of the Nasdaq Proposal, or voted to ABSTAIN. If a quorum is represented at the Annual Meeting, under Nasdaq Listing Rules and our bylaws, the approval of Proposal 4 requires the FOR vote of the holders of a majority of the shares entitled to vote on Proposal 4 and represented in person or by proxy at the Annual Meeting. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on this proposal. In accordance with applicable Nasdaq Listing Rules, holders of the shares of Series A Preferred Stock purchased in the private placement on February 20, 2019 are not entitled to vote such shares on Proposal 4. Because votes to ABSTAIN are counted as shares entitled to vote on Proposal 4, they will have the same effect as votes AGAINST Proposal 4.

Other Matters

An affirmative vote of a majority of the shares represented at the Annual Meeting is generally required for action on any other matters that may properly come before the Annual Meeting. Our bylaws require the affirmative vote of a majority of the shares outstanding (as opposed to a mere majority of shares represented at a meeting) in order to remove a director or amend our bylaws.

Effect of Broker Non-Votes

If your shares are held in a brokerage account and you do not instruct your broker how to vote on a particular proposal, your brokerage firm could either:

•	Vote your shares on that proposal in the broker’s discretion, if the rules permit; or

•	Leave your shares unvoted on that proposal.

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Brokers do not have discretionary authority to vote on Proposals 1, 3 or 4, but they do have the discretionary authority to vote on Proposal 2.

Shareholders’ Proposals

If you would like to submit a proposal to be included in the Proxy Statement for our 2020 Annual Meeting of Shareholders to be held next year, the submission must be in writing and received by us no later than

December 28, 2019. Submissions of shareholder proposals after that date will be considered untimely for inclusion in the Proxy Statement and form of proxy for our 2020 Annual Meeting. A shareholder proposal that does not qualify under Securities and Exchange Commission (the “SEC”) Rule 14a-8 for inclusion in our Proxy Statement must be received by the Corporate Secretary at the principal executive offices of the Company no earlier than February 6, 2020 and no later than March 7, 2020.

All notices of proposals, whether or not to be included in our proxy materials, should be sent to our principal executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.

Reducing the Costs of Proxy Solicitation

To reduce the expenses of delivering duplicate copies of our annual report to shareholders, this proxy statement and the notice of internet availability of proxy materials, we take advantage of the SEC’s “householding” rules that permit us to deliver only one set of such proxy materials to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder and have received only one set of proxy materials, you may request, and we undertake to deliver promptly upon such request, a separate copy of these materials at no cost to you by contacting Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960 or (214) 370-2000. For future Annual Meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Shareholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other holder of record regarding the availability of this service.

Proposals

PROPOSAL 1 — ELECTION OF DIRECTORs

Our Voting Shareholders will vote on the election of eight members of our Board at the Annual Meeting. Each director will serve until the next Annual Meeting of Shareholders and until the director’s successor is duly elected and qualified, unless earlier removed in accordance with our bylaws.

The nominees for election to our Board are:

Name	Principal Occupation	Director Since
Mark J. Bonney	Consultant	January 2013

Taher A. Elgamal	Chief Technology Officer of Security, Salesforce.com Inc.	July 2011

James H. Greene, Jr.	Founding Partner, True Wind Capital Management, L.P.	February 2019

Robert C. Hausmann	Operating Partner, Thoma Bravo	November 2005

Maribess L. Miller	Consultant	April 2010

Richard D. Spurr	Retired Chief Executive Officer, Zix Corporation	May 2005

Brandon Van Buren	Principal, True Wind Capital Management, L.P.	February 2019

David J. Wagner	Chief Executive Officer, Zix Corporation	January 2016

For biographical and other information regarding the nominees for director, please see “OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION — Directors.” For information on our directors’ compensation, please see “INFORMATION ON THE COMPENSATION OF DIRECTORS.”

Each of the persons nominated for election to our Board has agreed to stand for election. Our Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought. Our bylaws provide that the Board may reduce the number of positions on our Board. In addition, our bylaws provide that the Board may fill any vacancy in the Board by the affirmative vote of a majority of the remaining directors.

The eight nominees who receive the greatest number of FOR votes (also called a “plurality” of FOR votes) will be elected as directors. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on this proposal. A vote WITHHELD as to any director will have no effect on the election of the nominees, but, for purposes of the Majority WITHHELD Vote (as described in the Question and Answer section of this Proxy Statement) and the effectiveness of a nominee’s conditional resignation, will be counted as a vote against the election of that director.

OUR BOARD RECOMMENDS THAT YOU VOTE

FOR PROPOSAL 1 AND FOR EACH DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee of the Board (the “Audit Committee”) has recommended, and the Board has appointed, Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Services provided to the Company and its subsidiaries by Whitley Penn LLP in fiscal 2018 are described under “Independent Registered Public Accountants.”

We are asking our Voting Shareholders to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the 2019 fiscal year. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Whitley Penn LLP to our Voting Shareholders for ratification as a matter of good corporate practice.

A representative of Whitley Penn LLP will be present at the Annual Meeting to respond to appropriate questions and to make any statements that the firm may desire.

Votes cast FOR Proposal 2 by a majority of the shares of our common stock (including the Series A Preferred Stock on an as-converted basis, subject to the Nasdaq Cap) represented at the Annual Meeting is required to approve Proposal 2. Shares voted to ABSTAIN as to Proposal 2 will be counted as represented at the meeting and will have the same effect as a vote against Proposal 2.

If our Voting Shareholders do not approve Proposal 2, the appointment of Whitley Penn LLP will be reconsidered by our Audit Committee and our Board. Even if Proposal 2 is approved, the Audit Committee in its discretion may select a different independent registered public accounting firm if it determines that a change would be in the best interests of the Company and our shareholders and otherwise complies with all regulations of the SEC regarding a change in public accounting firms.

OUR BOARD RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 2.

PROPOSAL 3 — APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act enables the Company’s Voting Shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers. The Company seeks your advisory vote and asks that you support the compensation of the named executive officers as disclosed in this proxy statement. Our Board intends to conduct an annual advisory vote on the compensation of the Company’s named executive officers.

As described in detail under “COMPENSATION DISCUSSION AND ANALYSIS,” our compensation program is designed to attract, retain and motivate our executives and drive overall Company performance. We believe that our compensation program, with its balance of short-term incentives and long-term incentives (including both time-based and performance-based equity awards that vest over multiple years), rewards sustained performance that is aligned with shareholder interests.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers described in this proxy statement.

Accordingly, the Board invites you to review carefully the section titled “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 30 and the tabular and other disclosures on compensation under “2018 Executive Compensation” beginning on page 43 and to cast a vote to approve the compensation of the Company’s named executive officers through the following resolution:

“Resolved, that shareholders approve the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee of the Board (the “Compensation Committee”) or the Board. The Board and Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, the Board will consider the shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At our 2017 Annual Meeting of Shareholders, our shareholders voted, in an advisory vote, on various frequencies for conducting future advisory votes with respect to compensation of our named executive officers, with an annual frequency receiving the most advisory votes that were cast. After considering those voting results and other factors, our Board determined that the Company would hold an annual advisory vote on the compensation of our named executive officers until (a) the next required vote on the frequency of shareholder votes on the compensation of our named executive officers or (b) the Board otherwise determines that a different frequency for such advisory votes is in the best interests of our shareholders.

OUR BOARD RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 3.

PROPOSAL 4 — APPROVAL OF NASDAQ PROPOSAL

Background and Overview

On January 14, 2019, we entered into an Investment Agreement (the “Investment Agreement”) for the sale of 64,914 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 35,086 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) with an investment fund managed by True Wind Capital Management, L.P. (“True Wind”) for an aggregate purchase price of $100 million (the “Private Placement”). The closing of the Private Placement occurred on February 20, 2019. Proceeds from the Private Placement were used to fund our acquisition of 100% of the equity interest of AR Topco, LLC and its subsidiaries, including AppRiver, LLC, on February 20, 2019 (the “AppRiver Acquisition”).

On January 17, 2019 and on February 22, 2019, we filed with the SEC Current Report on Form 8-K (“Form 8-K’s”) that described the terms of the Private Placement. We filed as Exhibit 10.1 to the Form 8-K, dated January 14, 2019, and filed with the SEC on January 17, 2019, the Investment Agreement and as Exhibits 3.1, 3.2 and 10.1, to the Form 8-K, dated February 20, 2019 and filed with the SEC on February 22, 2019, the Certificate of Designations of Series A Convertible Preferred Stock, the Certificate of Designations of Series B Convertible Preferred Stock and a related Registration Rights Agreement, respectively. We refer you to the Form 8-K’s and the exhibits thereto for a further description of the Private Placement, the Series A Preferred Stock and the Series B Preferred Stock.

Why We Need Shareholder Approval

As a result of being listed for trading on the Nasdaq Stock Market (“Nasdaq”), issuances of our common stock are subject to the Nasdaq Stock Market Rules, including Nasdaq Listing Rule 5635.

Nasdaq Listing Rule 5635(a) requires shareholder approval for issuances of securities in connection with the acquisition of the stock or assets of another company if after the transaction a person or entity will hold 20% or more of the outstanding shares of common stock or voting power of the listed company. We are seeking shareholder approval of the Nasdaq Proposal in order to satisfy the requirements of Nasdaq Listing Rule 5635(a) with respect to the issuance of shares of our common stock to True Wind in connection with the Private Placement that would exceed 20% of our outstanding shares of common stock and voting power.

Further, Nasdaq Listing Rule 5635(b) requires shareholder approval for issuances of securities that will result in a “change of control” of the issuer. This rule does not specifically define when a change in control of an issuer may be deemed to occur; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of the outstanding shares of common stock or voting power of an issuer and such ownership or voting power of an issuer would represent the largest ownership position in the issuer. We are seeking shareholder approval of the Nasdaq Proposal in order to satisfy the requirements of Nasdaq Listing Rule 5635(b) with respect to the issuance of shares of our common stock to True Wind in connection with the Private Placement that could be considered a “change of control” under that Nasdaq Listing Rule. Shareholders should note that a “change of control,” as described under Nasdaq Listing Rule 5635(b), applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Texas law, our organizational documents, U.S. income tax laws or any other purpose.

Finally, pursuant to the Investment Agreement, we agreed to include the Nasdaq Proposal in our proxy statement prepared and filed with the SEC in connection with our 2019 Annual Meeting.

Effect on Current Shareholders if the Nasdaq Proposal is Approved

If the Nasdaq Proposal is approved by our shareholders at the 2019 Annual Meeting on June 5, 2019, on the business day immediately following such approval, the 35,086 outstanding shares of our Series B

Preferred Stock will automatically convert into 35,292 shares of Series A Preferred Stock and we will pay to the holders of Series B Preferred Stock cash in lieu of any fractional shares. Assuming the Nasdaq Proposal is approved at our 2019 Annual Meeting on June 5, 2019, 100,206 shares of our Series A Preferred Stock will be outstanding following such automatic conversion.

If the Nasdaq Proposal is approved by our shareholders, there will be no cap on the conversion of the Series A Preferred Stock into common stock. At any time after such approval, each holder of our Series A Preferred Stock may elect to convert each share of such holder’s Series A Preferred Stock into (i) the number of shares of common stock equal to the product of (A) the accreted value with respect to such share of Series A Preferred Stock on the conversion date multiplied by (B) the conversion rate as of the applicable conversion date divided by (C) 1,000 plus (ii) cash in lieu of fractional shares. The issuance of common stock upon conversion of the Series A Preferred Stock will result in immediate and substantial dilution to the interests of our common stock holders, and such dilution will increase over time in connection with the future accretion of the Series A Preferred Stock. The Series A Preferred Stock accretes at a fixed rate of 8.0% per annum, compounded quarterly.

If the Nasdaq Proposal is approved by our shareholders, there will be no cap on the voting power of the Series A Preferred Stock. Assuming the Nasdaq Proposal is approved at the 2019 Annual Meeting on June 5, 2019, the one holder of our Series A Preferred Stock will have aggregate voting power with respect to approximately 23.8% of our outstanding capital stock (using outstanding shares of common stock as of March 7, 2019) following the automatic conversion of the Series B Preferred Stock into Series A Preferred Stock. In addition, the aggregate voting power of the Series A Preferred Stock will increase further in connection with future accretion of the Series A Preferred Stock for as long as the Series A Preferred Stock remains outstanding. Holders of Series A Preferred Stock are entitled to vote together with the holders of common stock, on an as-converted basis, on all matters submitted to a vote of the holders of common stock. This means that the one holder of our Series A Preferred Stock will have significant influence over all matters that require approval by our shareholders, including the approval of significant corporate transactions.

Effect on Current Shareholders if the Nasdaq Proposal is Not Approved

If the Nasdaq Proposal is not approved by our shareholders, the Series B Preferred Stock will not be converted into Series A Preferred Stock and will remain outstanding pursuant to its current terms, including receipt of dividends accruing daily on a cumulative basis payable quarterly in arrears in cash at a dividend rate of 10.0%, which rate will automatically increase by 1.0% every six months that the Series B Preferred Stock remains outstanding (subject to a cap of 12.0%). We will either be required to pay these dividends in cash or the liquidation preference of each outstanding share of Series B Preferred Stock will automatically increase at the dividend rate, increasing the amount we will pay in connection with any future redemption of the Series B Preferred Stock.

If the Nasdaq Proposal is not approved by our shareholders, the Series A Preferred Stock will remain outstanding pursuant to its current terms, including the Nasdaq Cap. The Nasdaq Cap will limit our ability to use shares of common stock as payment for dividends and for redemption of the Series A Preferred Stock, which will, in turn, require us to satisfy such obligations with cash.

We are not seeking shareholder approval to authorize the Private Placement or the AppRiver Acquisition, the entry into or the closing of these transactions, or the execution of the related transaction documents, as we have already entered into and closed the transactions and executed the related transaction documents, which are binding obligations on us. The failure of our shareholders to approve the Nasdaq Proposal will not negate the existing terms of such transaction documents or any other documents relating to such transactions, although we will be limited in our ability to issue shares of common stock to True Wind by the Nasdaq Cap.

OUR BOARD RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 4

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Directors

The following table indicates the names of our director nominees and their ages and positions:

Name	Age	Position
Mark J. Bonney(4)(6)	65	Independent Director
Taher A. Elgamal(1)(5)	63	Independent Director
James H. Greene, Jr.(5)	68	Independent Director
Robert C. Hausmann(2)(6)	56	Chairman of the Board; Independent Director
Maribess L. Miller(3)(5)	66	Independent Director
Richard D. Spurr	65	Non-Employee Director
Brandon Van Buren(4)	36	Independent Director
David J. Wagner	54	Chief Executive Officer

(1)	Chair of the Nominating and Corporate Governance Committee
(2)	Chair of the Compensation Committee
(3)	Chair of the Audit Committee
(4)	Member of the Nominating and Corporate Governance Committee
(5)	Member of the Compensation Committee
(6)	Member of the Audit Committee

Mark J. Bonney joined our Board in January 2013. He currently serves as President and Chief Executive Officer and a director of RhythmOne PLC (LSE AIM:RTHM), a provider of multi-screen digital advertising solutions. Until its sale in August 2017, he served as President and Chief Executive Officer and a director of MRV Communications, Inc., a supplier of network equipment to the telecommunications industry. Mr. Bonney served as an independent director of MRV from April 2013 until joining the management team in August 2014. Since August 2017, he has served as a director of SeaChange International, Inc., a provider of products and services that enable the aggregation, licensing, distribution and management of video across multiple platforms for the global cable, telecommunications, mobile and media markets. He also served as a director of Sigma Designs, Inc., a provider of high performance system-on-a-chip semiconductor solutions enabling the convergence of the smart home, from August 2012 through August 2015. He was executive vice president and Chief Financial Officer of Direct Brands, Inc., a direct to consumer media company from 2010 to 2012, vice president and general manager of the Authentication Solutions Group of JDS Uniphase Corporation (“JDSU”) an optical technologies and telecommunications firm, from 2008 to 2010 and executive vice president and Chief Financial Officer of American Bank Note Holographics, Inc., (“ABNH”) an optical security device company from 2005 to 2008, before the company’s sale to JDSU. Mr. Bonney also served as an outside director and chairman of the audit committee of ABNH from 2003 until 2005. Mr. Bonney has also held executive roles with technology companies, including president, Chief Operating Officer and a director of Axsys Technologies, Inc., a manufacturer of components and subsystems for aerospace, defense, data storage, medical and other high technology applications from 1999 to 2002 and Chief Financial Officer of Zygo Corporation, a manufacturer of metrology measurement and control systems and optical components for semiconductor, data storage and industrial markets from 1993 to 1999. He received a Master’s degree from the University of Hartford and a Bachelor’s degree from Central Connecticut State University.

Our Board selected Mr. Bonney to serve as a director because of his experience as a Chief Executive Officer, Chief Operating Officer and a Chief Financial Officer of several middle market publicly-traded companies. This experience and his experience as a director of four publicly traded technology companies allow Mr. Bonney to contribute to the Board’s deliberations across a broad array of issues as well as providing the Board with meaningful experience in discharging its oversight of corporate governance, operations and financial performance.

Taher A. Elgamal was elected to our Board in July 2011. Dr. Elgamal currently serves as Chief Technology Officer Security at Salesforce.com, Inc., a provider of enterprise cloud computing solutions. He is also co-founder and Chairman of IdentityMind, Inc. and serves as a director of Intelligent Fiber Optic Systems Corporation and Vindicia, Inc. Dr. Elgamal has also held executive roles at technology and security companies, including as Chief Executive Officer of First Information Security (data security) from 2012 to 2013, Chief Security Officer of Axway, Inc. (data security) from 2008 to 2011, Chief Technology Officer of Tumbleweed Communications (email encryption) from 2006 to 2008, Chief Technology Officer of Securify, Inc. from 2001 to 2004, Chief Executive Officer and President of Securify, Inc. from 1998 to 2001 and chief scientist of Netscape Communications from 1995 to 1998. Dr. Elgamal is a recipient of the RSA Conference 2009 Lifetime Achievement Award, and he is recognized as the “father of SSL,” the Internet security standard Secure Sockets Layer. Dr. Elgamal was issued several patents in online security, payments and data compression. He received a Bachelor’s degree in electrical engineering from Cairo University, a Master’s degree in electrical engineering from Stanford University and a doctorate in electrical engineering from Stanford University.

Our Board selected Dr. Elgamal to serve as a director because of his expertise in cybersecurity and encryption technologies. In addition, his experience working with data security firms contributes to the Board’s oversight of the Company’s cybersecurity risks as well as its marketing strategy. His experience as an executive and director at public and private information technology companies adds to the Board’s understanding of many matters facing the Company, including personnel management, business operations and corporate governance.

James H. Greene, Jr. joined our Board in February 2019. Mr. Greene is a Founding Partner of True Wind, a private equity fund manager focused on the technology industry, where he serves on the Investment Committee and is responsible for all aspects of managing the firm. Prior to founding True Wind in 2014, Mr. Greene was with Kohlberg Kravis Roberts & Co. (“KKR”), a global investment manager, which he joined in 1986. At KKR, Mr. Greene founded the Global Technology Group in 2004 which he led until 2010. Mr. Greene headed the Industrial Group at KKR until 2013. Mr. Greene was a Partner at KKR from 1993 until 2015. Prior to joining KKR, Mr. Greene had 14 years of banking experience as a Vice President at Bankers Trust Company. Mr. Greene currently serves as a Director and Chairman of Pegasus Transtech (Transflo), a Director of Western New York Energy LLC, and is a Director and Co-Chief Executive Officer of Nebula Acquisition Corporation. He is also a Trustee and a Member of the Executive Committee of the University of Pennsylvania, a member of the Executive Committee and Board of Penn Medicine, which includes the Perelman School of Medicine and the University of Pennsylvania Health System. Mr. Greene received a Bachelor’s degree in Economics from the University of Pennsylvania.

Our Board selected Mr. Greene to serve as a director in connection with the $100 million Private Placement that we consummated with True Wind in February 2019 and pursuant to the Investment Agreement entered into with respect to that transaction. Mr. Greene’s experience as a private equity investor in the information technology industry brings to the Board valuable experience and perspective on a variety of matters facing the Company, including financial and capital markets, operations, business development, personnel management and executive compensation.

Robert C. Hausmann was elected to our Board in November 2005, was elected Lead Independent Director in December 2012 and non-executive Chairman of the Board in December 2014. In October 2017, Mr. Hausmann became an Operating Partner with Thoma Bravo, a private equity investment firm. Since April 2018, Mr. Hausmann has served as a member of the board of directors and member of the audit and compensation committees of Nintex Global Ltd., a developer of workflow automation software. Since January 2018, Mr. Hausmann has served as a member of the board of directors and member of the audit committee of Motus, LLC, a developer of a cloud-based platform for the automation of mobile workforce activities. Since June 2017, Mr. Hausmann has served as a member of the board of directors and a member of the audit committee of Riskonnect, Inc., a global provider of integrated risk management technology solutions. Since September 2016, Mr. Hausmann has served as a member of the board of directors and member of the audit committee of T2 Systems, Inc., a technology-focused parking management systems provider. Mr. Hausmann was co-founder, a director and

Chief Financial Officer of TetraSun, Inc., a solar cell R&D and Manufacturing company that was sold to First Solar, Inc. in 2013. Prior to co-founding TetraSun, Mr. Hausmann was a consultant to public and private companies with respect to operational and financial management matters, including Sarbanes-Oxley and systems and process re-engineering. He also served as Vice President and Chief Financial Officer of Securify, Inc. (computer security monitoring) from September 2002 through June 2005. From September 1999 through September 2002, Mr. Hausmann served as Vice President and Chief Financial Officer of Resonate, Inc. (network traffic management) and managed that company’s initial public offering. Prior to these positions, he served as Operations Partner and Chief Financial Officer of Mohr, Davidow Ventures, a Silicon Valley-based venture capital partnership; and as the Chief Financial Officer of Red Brick Systems, Inc., where Mr. Hausmann managed the company’s initial public offering. Mr. Hausmann earned a Master of Business Administration degree from Santa Clara University and a Bachelors of Arts degree in Finance and Accounting from Bethel University.

Our Board selected Mr. Hausmann to serve as a director because of his experience as Chief Financial Officer of two publicly-traded companies and two private companies and as Chief Financial Officer of one of Silicon Valley’s premiere venture capital firms, which contributes to the Board’s resources in overseeing the Company’s financial and accounting matters, including public company reporting and disclosure. His consulting work at public and private companies, principally in the information technology industry, brings to the Board valuable experience and perspective on a variety of matters facing the Company, including financial markets, operations, corporate governance, compliance and systems and process re-engineering.

Maribess L. Miller was elected to our Board in April 2010. Ms. Miller was a member of the public accounting firm PricewaterhouseCoopers LLP from 1975 until 2009, including serving as the North Texas Market Managing Partner from 2001 until 2009; as Southwest Region Consumer, Industrial Products and Services Leader from 1998 until 2001; and as Managing Partner of that firm’s U.S. Healthcare Audit Practice from 1995 to 1998. Since July 2014, Ms. Miller has served as a member of the board of directors for Triumph Bancorp, Inc. (NASDAQ: TBK) and is currently chair of the Nominating and Governance committee and member of the audit committee. Ms. Miller is also a member of the board of directors and chair of the audit committee for Midmark Corporation, a privately-held medical supply company. She served on the Texas State Board of Public Accountancy from 2009 until 2015, is past Board Chair for the Texas Health Institute and the North Texas Chapter of the National Association of Corporate Directors. She also served on the board of the TCU Neeley School of Business. She graduated cum laude with a Bachelor’s degree in Accounting from Texas Christian University. Ms. Miller is a Certified Public Accountant.

Our Board selected Ms. Miller to serve as a director because of her extensive experience in auditing and consulting with companies in various fields, including healthcare and technology companies, which allows her to contribute valuable perspective and insights about the Company’s operations. In addition, Ms. Miller has special expertise in public company accounting and financial reporting. She brings to our Board and the Audit Committee invaluable technical understanding of public company accounting and internal control over financial reporting.

Richard D. Spurr was elected to our Board in May 2005 and served as Chairman of the Board from February 2006 until December 2014. He joined our Company in January 2004 as President and Chief Operating Officer. In March 2005, Mr. Spurr was promoted to Chief Executive Officer of the Company (“CEO”) and he served in that position until his retirement from the Company in January of 2016. Prior to joining the Company, he served as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. (information security). From 1997 to 2001 he served in several senior executive positions at Entrust, Inc. (“Entrust”) (information technology security) including Vice President of Sales, Marketing, Business Development and Professional Services, helping to take this technology company from an early stage to and beyond the initial public offering. From 1991 to 1996, he served in several senior executive positions at SEER Technologies, Inc. (information technology) and from 1974 to 1990, he worked for IBM Corporation (information technology) where, as Regional Manager, he was responsible for over 1,000 employees, and as group director in Tokyo, where he managed a $1.2 billion Asia Pacific business. Mr. Spurr earned a Bachelor of Arts degree from the University of Notre Dame.

Our Board selected Mr. Spurr to serve as a director because, as the Company’s former CEO, he has extensive knowledge of our business, thus providing our Board with important insights. In addition, he brings over 30 years of experience in building and managing sales, marketing, business development and service operations in global information technology businesses.

Brandon Van Buren joined our Board in February 2019. Mr. Van Buren has been a Principal at True Wind since 2017. Prior to joining True Wind, Mr. Van Buren was a Principal at Google Capital, Alphabet Inc.’s private investment arm, where he led growth equity investments within the technology, media, and telecommunications sectors. Prior to joining Google, Mr. Van Buren was with KKR from 2010 to 2012 where he executed leveraged buyout transactions within the technology space. Mr. Van Buren holds a Bachelor’s degree in Business Administration with concentrations in Finance and Accounting from California Polytechnic State University, San Luis Obispo and a Masters of Business Administration from Harvard Business School where he was a Baker Scholar.

Our Board selected Mr. Van Buren to serve as a director in connection with the $100 million Private Placement that we consummated with True Wind in February 2019 and pursuant to the Investment Agreement entered into with respect to that transaction. Mr. Van Buren’s experience as a private equity investor in the information technology industry brings to the Board valuable experience and perspective on a variety of matters facing the Company, including financial and capital markets, operations, business development, finance and mergers and acquisitions.

David J. Wagner was elected to our Board in January 2016. He joined our Company in January 2016 as President and CEO. Prior to joining the Company, Mr. Wagner held leadership roles at Entrust for 20 years. From 2013 through 2015, Mr. Wagner served as President of Entrust, where he led the successful integration of Entrust after its acquisition by Datacard. Mr. Wagner delivered revenue growth and led the re-investment strategy to move Entrust solutions to the cloud. He also served as Chief Financial Officer of Entrust from 2003 to 2013. Before joining Entrust, Mr. Wagner held various finance and accounting positions at Nortel Networks from 1991 through 1995 and at Raytheon Systems from 1986 to 1991. Mr. Wagner is a graduate of The Pennsylvania State University where he received an undergraduate degree in accounting and a Master’s degree in business administration.

Our Board selected Mr. Wagner to serve as a director because, as the Company’s CEO, his direct, day-to-day knowledge of and interaction with all aspects of our business, including shareholders, employees and customers, is unique among the directors and provides our Board with important insights into our Company’s business. In addition, he brings his sales, marketing and strategy development and implementation experience gained through his executive experience in the global security industry.

Executive Officers

The following table indicates the names of our Executive Officers and their ages and positions. Officers serve at the discretion of our Board.

Name	Age	Position
David J. Wagner	54	Chief Executive Officer and President
David E. Rockvam	50	Vice President and Chief Financial Officer
Kelly P. Haggerty	52	Vice President, Product Management and Strategy
David J. Robertson	60	Vice President, Engineering
Noah F. Webster	46	Vice President, General Counsel and Corporate Secretary

David J. Wagner was elected to our Board in January 2016. He joined our Company in January 2016 as President and CEO. Prior to joining the Company, Mr. Wagner held leadership roles at Entrust for 20 years. From 2013 through 2015, Mr. Wagner served as President of Entrust, where he led the successful integration of Entrust after its acquisition by Datacard. Mr. Wagner delivered revenue growth and led the re-investment strategy to move Entrust solutions to the cloud. He also served as Chief Financial Officer of Entrust from 2003 to 2013. Before joining Entrust, Mr. Wagner held various finance and accounting positions at Nortel Networks from 1991 through 1995 and at Raytheon Systems from 1986 to 1991. Mr. Wagner is a graduate of The Pennsylvania State University where he received an undergraduate degree in accounting and a Master’s degree in business administration.

David E. Rockvam has served as our Chief Financial Officer (“CFO”) since June 27, 2016. Mr. Rockvam brings a wealth of experience in the data security market and more than 20 years of experience in investor relations, financial planning, and business and corporate development. Prior to his role at Zix, he served in several executive roles during 18 years with Entrust, including Chief Investor Relations Officer and Chief Financial Officer of Asia Digital Media, an Entrust joint venture. He also held executive roles at Entrust such as General Manager of Entrust Certificate Services, Chief Marketing Officer, and Senior Vice President of Product Marketing. Mr. Rockvam began his career at Nortel Networks, where he served in various financial leadership positions. He earned a master of business administration from The University of Texas at Dallas and an undergraduate degree from Texas Tech University.

Kelly P. Haggerty has served as Vice President, Product Management and Strategy since April 12, 2016. Mr. Haggerty has more than 20 years of experience in the software security market. Prior to his role at Zix, he served as Chief Product Officer for, and consultant to, IID, a Software as a Service (SaaS) Security company. For eight years, he held several leadership roles for McAfee (now Intel Security), including Vice President of Product Management for the Security Management Business Unit from 2010 to 2014 and Vice President of the SaaS Business Unit from 2008 to 2010. In addition, he held leadership roles in product management and product marketing at SurfControl (acquired by Websense) and Elron Software. He earned his Bachelor’s degree in economics from Christopher Newport University with an emphasis on international business.

David J. Robertson has served as our Vice President, Engineering since March 2002. Mr. Robertson has over 35 years of experience in the internet and telecommunications industries, with specific expertise in hosted network architecture, security technology, communication protocols, software systems and wireless infrastructure. From 1981 through 2000, he was employed by Nortel Networks (telecommunications), where he held technology Vice President positions in the Wireless, Carrier and Enterprise Divisions. From 2001 to 2002, he participated in creating technology startup companies with STARTech Early Ventures (venture capital). He has been a participant in several industry standards-setting groups and serves with the City of Richardson Chamber of Commerce. He holds a Bachelor of Science degree in Electrical Engineering from the University of Waterloo, Canada, and a Master’s degree in Engineering from Carleton University, Canada.

Noah F. Webster has served as our Vice President and General Counsel since June 2018. Mr. Webster has over 15 years of legal experience in security, compliance and intellectual property. Prior to joining Zix,

Mr. Webster worked for eight years at BlackBerry, serving most recently as General Counsel, Mobility Solutions, and holding other legal roles including Global Compliance Counsel and Head of Patent Litigation. Before BlackBerry, Mr. Webster worked for Kirkland & Ellis in Chicago, where he represented and advised clients in patent litigations, trademark infringement and general intellectual property matters. Mr. Webster earned his Juris Doctorate degree from the University of Illinois College of Law and clerked with the U.S. District Court for the Eastern District of Michigan and the High Court of American Samoa. He began his career serving as a U.S. Army Engineer Officer. He is a graduate of the U.S. Military Academy, where he earned an undergraduate degree in mechanical engineering. Mr. Webster is a member of the bar for the states of Texas and Illinois. He also holds certification as a Leading Professional in Ethics & Compliance and is registered to practice before the United States Patent and Trademark Office.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN

BENEFICIAL OWNERS

The following table sets forth as of March 7, 2019 (unless otherwise indicated) the shares of our common stock that were beneficially owned by each director, by each executive officer, by all of our directors and executive officers as a group, and by all persons known by us to beneficially own more than 5% of our outstanding common stock. We do have equity ownership guidelines for our directors and executive officers as described in the section of this Proxy Statement titled “Equity Ownership Guidelines.”

	Amount and Nature of Beneficial Ownership(1)
Beneficial Owner(2)	Total Beneficial Ownership		Percent of Class(3)
Mark J. Bonney(4)	120,107		*
Taher A. Elgamal(5)	84,797		*
James H. Greene, Jr.(6)	10,783,050	(18)(19)	16.5%
Robert C. Hausmann(7)	89,903		*
Maribess L. Miller(8)	95,497		*
Richard D. Spurr(9)	131,167		*
Brandon Van Buren(10)	0		—
David J. Wagner(11)	821,411		1.5%
David E. Rockvam(12)	377,743		*
Kelly P. Haggerty(13)	205,089		*
David J. Robertson(14)	497,268		*
Noah F. Webster(15)	140,000		*
BlackRock Inc.(16)	4,130,398		7.6%
Renaissance Technologies LLC(17)	3,935,900		7.2%
Zephyr Holdco, LLC(18)	10,783,050	(19)	16.5%

All directors and executive officers as a group (12 persons)	13,346,032		20.2%

*	Denotes ownership of less than 1%.
(1)

Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each shareholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

(2)	Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.
(3)

Percentages are based on the total number of shares of our common stock outstanding at March 7, 2019, which was 54,506,773 shares. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of March 7, 2019 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person (subject, in the case of Mr. Greene and Zephyr Holdco, LLC, to the Nasdaq Cap). However, those shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(4)	Includes purchased shares and certain restricted stock unit awards representing contingent rights to receive payment of shares on a deferred basis (“deferred stock units”) held by Mr. Bonney.
(5)

Includes shares of restricted stock held by Dr. Elgamal and 52,708 shares that Dr. Elgamal has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 7, 2019.

(6)	Represents indirect beneficial ownership of the shares held by Zephyr Holdco, LLC. See footnotes 18 and 19.
(7)	Includes purchased shares, shares of restricted stock and deferred stock units held by Mr. Hausmann.

(8)

Includes purchased shares, shares of restricted stock and deferred stock units held by Ms. Miller and 45,408 shares that Ms. Miller has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 7, 2019.

(9)

Includes purchased shares held by Mr. Spurr and 84,375 shares that Mr. Spurr has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 7, 2019.

(10)	Mr. Van Buren does not beneficially own any shares. Mr. Van Buren’s address is c/o True Wind Capital, Four Embarcadero Center, Suite 2350, San Francisco, California 94111.
(11)

Includes purchased shares and shares of restricted stock held by Mr. Wagner and 150,000 shares that Mr. Wagner has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 7, 2019.

(12)

Includes shares of restricted stock held by Mr. Rockvam and 62,500 shares that Mr. Rockvam has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 7, 2019.

(13)	Includes shares of restricted stock held by Mr. Haggerty.
(14)

Includes purchased shares and shares of restricted stock held by Mr. Robertson and 260,000 shares that Mr. Robertson has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 7, 2019.

(15)	Includes shares of restricted stock held by Mr. Webster.
(16)

Based solely on our review of the Schedule 13G filed with the SEC on February 6, 2019, Blackrock, Inc., 55 East 52nd Street, New York, New York 10055, has sole voting power with respect to 4,033,788 shares and sole dispositive power with respect to 4,130,398 shares.

(17)

Based solely on our review of the Schedule 13G filed with the SEC on February 13, 2019, Renaissance Technologies LLC, 800 Third Avenue, New York, New York 10022, has sole voting power with respect to 3,789,100 shares, sole dispositive power with respect to 3,789,100 shares and shared dispositive power with respect to 146,800 shares.

(18)

Based on our review of the Schedule 13D filed with the SEC on February 22, 2019, Zephyr Holdco, LLC, Four Embarcadero Center, Suite 2350, San Francisco, California 94111, has shared voting and dispositive power with respect to 10,783,050 shares of common stock into which 64,914 shares of Series A Preferred Stock are convertible (see footnote 19 below). The manager of Zephyr Holdco, LLC is True Wind Capital, L.P. The general partner of True Wind Capital, L.P. is True Wind Capital GP, LLC. Mr. James H. Greene, Jr. and Mr. Adam H. Clammer are the managing members of True Wind Capital GP, LLC. Also, based solely on our review of the Schedule 13D filed with the SEC on February 22, 2019, Zephyr Holdco, LLC holds 35,086 shares of Series B Preferred Stock, which shares are non-voting and not convertible into common stock. For a more fulsome description of our Series A Preferred Stock and Series B Preferred Stock, see “Proposal 4 — Approval of Nasdaq Proposal” above.

(19)

Represents shares of common stock issuable upon conversion of 64,914 shares of Series A Preferred Stock, which initially had a Stated Value of $1,000 per share, which accretes at a fixed rate of 8.0% per annum, compounded quarterly (the “Accreted Value”). Each share of Series A Preferred Stock is convertible into (i) shares of common stock equal to the product of (A) the Accreted Value with respect to such share on the applicable conversion date multiplied by (B) the Conversion Rate as of the applicable conversion date divided by (C) 1,000 plus (ii) cash in lieu of fractional shares. The initial Conversion Rate is equal to 166.11, subject to adjustment from time to time upon the occurrence of certain customary events. Prior to the approval of the Nasdaq Proposal described elsewhere in this proxy statement, the number of shares of common stock into which the Series A Preferred Stock can convert and the number of votes that the holder of Series A Preferred Stock is entitled to cast on any matter to be voted upon is capped at 10,783,050 (the Nasdaq Cap). See “Questions and Answers About the Annual Meeting and Voting — Record Date and Shares Outstanding” for additional information regarding the Nasdaq Cap. Zephyr Holdco, LLC holds all of the outstanding Series A Preferred Stock and Series B Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and certain persons who beneficially own more than 10% of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other securities. Directors, executive officers, and 10%-or-greater shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely on a review of the forms filed during or with respect to fiscal year 2018 and written representations from the reporting persons, the Company believes that, with the exception of a late Form 4 filing by Kelly P. Haggerty on October 5, 2018, its executive officers and directors filed all required reports on a timely basis.

Corporate Governance

Board of Directors

Our business is managed under the direction of our Board. As of March 27, 2019, our Board consists of eight members. The names of our eight current Board members, their professional experience and attributes are described in this Proxy Statement and in our 2018 Annual Report on Form 10-K.

Corporate Governance

Our principal corporate governance documents are available on our website at www.zixcorp.com/corporate-governance. We are in compliance with applicable corporate governance requirements, including those of the Sarbanes-Oxley Act of 2002, the Dodd–Frank Wall Street Reform and Consumer Protection Act, and the NASDAQ Listing Rules. We will continue to monitor our policies and procedures to ensure compliance with developing standards in the corporate governance area. Our Board has also designated our Corporate Secretary as the Company’s Chief Governance Officer and looks to this officer to keep the Board informed of both developing and current corporate governance matters.

Director Independence

Our Board has determined that all of our Board members other than Richard D. Spurr and David J. Wagner are “independent” as defined in the NASDAQ Listing Rules. The NASDAQ independence definition includes a series of objective tests, that the subject director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ Listing Rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board is cognizant of the fact that two of our independent directors, Messrs. Van Buren and Greene, serve on our Board pursuant to, and in accordance with, the Investment Agreement we entered into in connection with the Private Placement we consummated with True Wind in February 2019, as described elsewhere in this proxy statement. In the event that any member of our Board perceives that an actual or potential conflict of interest could exist with either of these directors involving a matter that comes before our Board, we expect that appropriate measures (including, by way of example, recusal from Board participation) would be implemented.

Board Leadership Structure

The Board believes that the independent oversight of management is an important function of an effective board of directors. The independent members of our Board have determined that the most effective Board leadership structure for our Company at the present time is to have separate individuals in the roles of

Chairman of the Board and CEO. Accordingly, Mr. Hausmann currently serves as non-executive Chairman of the Board and Mr. Wagner currently serves as CEO. Our Board believes this structure has strong investor support and demonstrates the Company’s commitment to sound corporate governance. The Board retains the authority to modify this structure. The Board elected Mr. Hausmann as non-executive Chairman of the Board in December 2014. Among other roles, the non-executive Chairman advises the CEO about his relationship and communication with the Board, acts as the principal liaison between the independent members of the Board and the CEO, sets the agendas (in consultation with the CEO) and serves as the chairman at meetings of the Board and private sessions of the independent Board members and coordinates the work of the Board’s committees. The Board believes this governance structure allows the CEO to focus his time and energy on operating and managing the Company, leverages the experience and perspectives of the Chairman and promotes balance between the independent Directors’ oversight of our Company and the CEO’s management of the business on a day-to-day basis.

Risk Oversight by the Board

Our management is responsible for assessing and managing the various risks our Company faces. Our Board is responsible for overseeing management in this effort. For example, the Board as a whole oversees management’s plans and strategies for dealing with strategic business risks and cybersecurity risks. In exercising its oversight responsibilities, our Board allocates some areas of focus to its standing committees. Specifically, our Audit Committee has oversight responsibility for financial and compliance risks, such as accounting, finance, internal controls, tax, legal and other compliance matters, in addition to overseeing compliance with our Code of Conduct and Code of Ethics. Our Nominating and Corporate Governance Committee oversees succession planning and compliance with our corporate governance principles. Our Compensation Committee is responsible for overseeing and monitoring our executive compensation programs and monitoring and assessing the interplay between those programs and risks in our business.

Throughout the year, our CEO, CFO and General Counsel and other officers review and discuss various risks with the Board and its committees. Our Board has also designated our General Counsel as the Company’s Chief Compliance Officer and looks to this officer to keep the Board apprised of material developments with respect to the compliance-related risks that the Company faces, as well as the Company’s efforts to manage those risks.

Political Activities and Contributions

The Company provides to policymakers, directly and by participating in business and industry associations, information and opinions on matters related to its business. The Company’s activity in this respect is principally to offer comments on legislative or regulatory initiatives dealing with privacy or cyber security. The Company has no intention to directly use shareholder funds for advocacy in elections for any public office or to contribute shareholder funds to any third party for that purpose.

Attendance at Board Meetings and Annual Meeting

Our Board meets during the year to monitor and assess our performance, review significant developments, review and discuss our long-term business strategies and act on matters requiring Board approval. Our Board met on 16 occasions during 2018. Each of the directors, except for Messrs. Van Buren and Greene, who were appointed to the Board in February of 2019, attended at least 75% of the aggregate of all meetings of our Board and its committees held in 2018 during periods in which that director served on the Board and those committees. Directors typically attend our Annual Meeting of Shareholders. All of our directors, except for Messrs. Van Buren and Greene, who were appointed to the Board in February of 2019, attended our 2018 Annual Meeting of Shareholders.

Committees of the Board of Directors

Our Board has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. These committees devote attention to specific subjects and to assist our Board in discharging its business and risk oversight and governance responsibilities. Each committee’s charter, in addition to our Corporate Governance Guidelines, is available on our website at www.zixcorp.com/corporate-governance.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently comprised of Taher A. Elgamal (chair), Mark J. Bonney and Brandon Van Buren (who joined the committee in February 2019). Our Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as “independent” in accordance with the NASDAQ Listing Rules. Under its charter, which is available on our website at www.zixcorp.com/corporate-governance, the committee’s principal responsibilities include: establishing the criteria for nominating new directors; identifying suitable individuals under those criteria who are qualified to serve as directors; recommending to the Board qualified nominees for election as directors; and developing and recommending to the Board corporate governance principles or practices that the Committee believes should be adopted or implemented by the Company, the Board or its committees. There is no third party that we currently pay to assist in identifying or evaluating potential director nominees. The Nominating and Corporate Governance Committee met on five occasions during 2018.

Shareholder Nomination of Director Candidates

Our Board and Nominating and Corporate Governance Committee will consider director nominations suggested by shareholders in accordance with the Company’s bylaws and the Director Nomination and Election Policies that have been adopted by our Board and are available on our website at www.zixcorp.com/corporate-governance.

A shareholder desiring to nominate a person for election to our Board must send a written notice to our principal executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. Shareholder nominations for the 2020 Annual Meeting must be received no earlier than February 6, 2020, and not later than March 7, 2020. The written notice must contain the information required by Section 1.12 of our bylaws, including all information required to be disclosed in solicitations of proxies for election of directors and as otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934. The final selection of director nominees is within the sole discretion of our Board.

Diversity of Directors

Our Board and Nominating and Corporate Governance Committee believe that the Board should include directors with diversity of education, experience, skills, qualities, backgrounds and other attributes. The Board does not follow any ratio or formula to determine the appropriate mix of directors, but instead uses its judgment to identify nominees whose education, experience, skills, qualities, backgrounds and other attributes, taken as a whole, will contribute to the diversity of the Board.

Director Qualification Criteria

As described in our Director Nomination and Election Policies, the criteria considered by our Nominating and Corporate Governance Committee and Board in evaluating director candidates include the following characteristics:

•	Integrity

•	The candidate’s ability to objectively analyze complex business problems and develop creative solutions.

•	The candidate’s business and financial sophistication.

•

The candidate’s availability and ability to participate in Board activities and fulfill the responsibilities of a director, including attendance at, and active participation in, meetings of the Board and its committees.

•	The candidate’s ability to work well with the other directors and senior management of the Company.

•	The candidate’s ability to meet the independence criteria that have been adopted by the Board.

•	Such other objective or subjective criteria as the Nominating and Corporate Governance Committee or the Board may deem appropriate from time to time.

Candidates who will serve on our Audit Committee must have the following additional characteristics:

•	The candidate must meet additional independence requirements in accordance with applicable rules and regulations.

•	The candidate must have the ability to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and statement of cash flows.

•	At least one member of the Audit Committee must meet the requirements of an “audit committee financial expert” under SEC rules and regulations.

Other factors considered in candidates may include, but are not limited to, the following:

•	The extent to which the candidate possesses pertinent technological, political, business, financial or social/cultural expertise and experience.

•	The extent of the candidate’s commitment to increasing shareholder value.

•	The candidate’s achievement in education, career and community.

•	The candidate’s past or current service on boards of directors of public or private companies, charitable organizations and community organizations.

•	The extent of the candidate’s familiarity with issues affecting the Company’s business and industry.

•	The candidate’s expected contribution to the Board’s desired balance and diversity.

The Nominating and Corporate Governance Committee will evaluate a nominated candidate and, after consideration of the director qualification criteria set forth in our Director Nomination and Election Policies (as summarized above), will determine whether or not to proceed with the candidate. These procedures have not been materially modified since the disclosure of our Director Nomination and Election Policies in the proxy statement related to our 2014 Annual Meeting of Shareholders. These procedures do not create a contract between our Company, on the one hand, and a Company shareholder(s) or a candidate recommended by a shareholder(s), on the other hand. We reserve the right to change these procedures at any time, consistent with the requirements of applicable law, rules and regulations, and the discretion of our Board. There are no material differences in the procedures for evaluating new director nominees based on whether they are recommended by a security holder or by our Board.

Director Election Procedures

Our Director Nomination and Election Policies include a so-called “plurality plus” requirement with respect to the election of our directors. Accordingly, each director nominee in an uncontested election tenders his or her conditional resignation to the Corporate Secretary before the election. If a director nominee receives a Majority WITHHELD Vote in the election, that director’s resignation offer becomes effective automatically. The Nominating and Corporate Governance Committee then recommends to the Board whether to accept the offered resignation. Within 90 days after the certification of voting results in the election, the Board will decide whether or not to accept the offered resignation. In general, any director nominee who receives a Majority WITHHELD Vote will not participate in the Nominating and Corporate Governance Committee recommendation or the Board decision regarding an offered resignation. If all members of the Nominating and Corporate Governance Committee received a Majority WITHHELD Vote, then the independent directors who did not receive a Majority WITHHELD Vote will appoint a committee among themselves to consider and make a recommendation to the Board with respect to the offered resignations. If three or fewer directors receive a majority of FOR votes cast out of all votes cast in the election, then all directors (including those who received a Majority WITHHELD Vote) may participate in the Board’s decision whether to accept or not to accept the offered resignations. The Company will promptly disclose the Board’s decision in a Current Report on Form 8-K, including the reasons a resignation is not accepted.

Audit Committee

Our Audit Committee is comprised of Maribess L. Miller (chair), Mark J. Bonney and Robert C. Hausmann. Our Board determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership required by the NASDAQ Listing Rules and the SEC, and that each has sufficient knowledge in reading and understanding our financial statements to serve on the Audit Committee. Our Board also determined that all three members of the Audit Committee qualify as an “audit committee financial expert” under the SEC rules.

Under its charter, which is available on our website at www.zixcorp.com/corporate-governance, our Audit Committee’s principal responsibilities include, among others: assisting the Board with its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the selection and engagement of our independent auditors, assessing and monitoring the qualifications and independence of our independent auditors; overseeing our systems of internal control over financial reporting and disclosure controls and procedures; preparing an audit committee report to be included in our annual proxy statement as required by the SEC; establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; engaging independent counsel and other advisers, as necessary, to carry out its duties; and reporting regularly to the Board as appropriate and performing such other purposes and responsibilities as may be delegated or assigned to the Audit Committee by the Board. The Audit Committee met on 10 occasions during 2018.

Compensation Committee

Our Compensation Committee is currently comprised of Robert C. Hausmann (chair), Taher A. Elgamal, James H. Greene, Jr. (who joined the committee in February 2019) and Maribess L. Miller. Our Board has determined that each member of the Compensation Committee qualifies as “independent” in accordance with the NASDAQ Listing Rules. All of the independent directors on our Board ultimately approve the compensation payable to our executives and directors, but the Board has established the Compensation Committee to assist it in compensation decisions. The then-current Compensation Committee met on six occasions during 2018.

The Compensation Committee operates under a written charter that is available on our website at www.zixcorp.com/corporate-governance. Under its charter, the Compensation Committee’s primary responsibilities include, among other things, the following:

•	Establish and review the Company’s overall management compensation philosophy and policies;

•	Directly review and approve corporate goals and objectives relevant to the compensation of the CEO and other executive officers, including annual and long-term performance goals and objectives;

•

Evaluate the performance of the CEO and other executive officers in light of those goals and objectives; and determine and approve the compensation of the CEO and other executive officers based on that evaluation, including incentive-based cash compensation and equity-based compensation;

•	Review and authorize any employment, compensation, benefit or severance agreement with any executive officer (and any amendments or modifications thereto);

•	Administer and oversee any equity-based or other compensation plan or program as to which the Board has delegated such responsibility to the Compensation Committee; and

•	Review and make recommendations to the Board with respect to the Company’s director compensation philosophy and policies.

The Compensation Committee’s charter provides that the Compensation Committee, in its sole discretion, has the authority to retain a compensation consultant. Meridian Compensation Partners, LLC (“Meridian”) was retained directly by the Compensation Committee to provide periodic advice, analysis and consultation to the Compensation Committee. Meridian does not provide any services directly to the Company or to management.

The Compensation Committee has evaluated the independence of its advisors in light of SEC rules and NASDAQ Listing Rules, which require consideration of the following factors:

•	Whether any other services are provided to the Company by the consultant or firm;

•	The fees paid by the Company as a percentage of the consulting firm’s total revenue;

•	The policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;

•	Any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee;

•	Any company stock owned by the individual consultants involved in the engagement; and

•	Any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

The Compensation Committee discussed these considerations and concluded that its engagement of its advisors and the services provided to the Compensation Committee by its advisors did not raise any conflict of interest.

Policies, Procedures, and Practices

Our processes and procedures for the consideration and determination of executive and director compensation are as follows:

•	Our Compensation Committee requests recommendations from the CEO with respect to the elements of compensation for the members of management that are direct reports to the CEO.

•

Our Compensation Committee consults with and meets with the CEO as required to discuss his recommendations, meets in executive session, or discusses among themselves, as appropriate, in order to formulate a recommendation regarding the compensation of our executives to our Board (excluding the CEO).

•	Our Compensation Committee then makes a recommendation to our Board (excluding the CEO).

•

Our Board members (excluding the CEO) consult and meet with the CEO and the members of the Compensation Committee as required to discuss the latter’s recommendation, meet in executive session, or discuss among themselves, as appropriate, to reach a decision.

•	The decision of our Board members (excluding the CEO) is communicated to the CEO.

•	As required by NASDAQ Listing Rules, the CEO does not participate in discussions or decisions regarding his own compensation.

•

For the consideration and determination of director compensation, our Board typically refers the matter to the Compensation Committee in order for it to review the matter and make a recommendation to the entire Board.

•

The Compensation Committee has the authority to create one or more subcommittees of two or more of its members. The Compensation Committee may delegate any of its responsibilities to a subcommittee so long as such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and NASDAQ.

Compensation Committee Interlocks and Insider Participation

During 2018, the Compensation Committee was composed entirely of independent directors. None of the members of the Compensation Committee is or was, during 2018 or previously, an officer or employee of our Company or any of our subsidiaries and none had any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. During 2018, none of our executive officers served as a member of a board of directors or compensation committee of any other entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

Communications with Directors

Shareholders interested in communicating with our Board may do so by writing to our executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. Our Corporate Secretary will review all shareholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board will be forwarded, as appropriate, to the Board, committee or individual Board member.

Code of Ethics

We have a Code of Conduct and Code of Ethics, which applies to all of our employees, officers and directors, including our CEO and senior financial officials. It is available on our website at www.zixcorp.com/corporate-governance. The Code of Conduct and Code of Ethics affirms that we expect all directors, officers and employees to uphold our standards of ethical behavior and compliance with the law and to avoid conflicts of interest between the Company and their personal and professional affairs. It establishes procedures for the confidential reporting of suspected violations of the Code of Conduct and Code of Ethics. It also sets forth procedures to receive, retain, and treat complaints received regarding accounting, internal control, auditing or compliance matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting, internal control, auditing or compliance matters. Our Code of Conduct and Code of Ethics also addresses conflicts between the interests of our directors or officers and our Company or its shareholders. Any waiver of our Code of Conduct and Code of Ethics must be approved by the Board, or a committee of the Board, as applicable, and must be in compliance with applicable law. Any waiver of our Code of Conduct and Code of Ethics will be publicly disclosed by posting information about the waiver on our website at www.zixcorp.com/corporate-governance.

Independent Registered Public Accountants

General

Whitley Penn LLP has been appointed by the Audit Committee as our independent registered public accounting firm for fiscal year 2019. Also, Whitley Penn LLP was selected by the Audit Committee as our independent registered public accounting firm the previous 13 consecutive fiscal years. Whitley Penn’s service in that role in each of those years was ratified by our shareholders.

A representative of Whitley Penn LLP is expected to be present at the 2019 Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

Fees Paid to Independent Public Accountants

Following is a summary of Whitley Penn’s professional fees billed to us for the years ended December 31, 2017 and December 31, 2018:

	2017		2018
Audit Fees	213,445	(1)	186,070	(1)
Audit-Related Fees	17,716	(2)	18,009	(2)
Tax Fees	—		—
All Other Fees			27,325	(3)

Total Fees	$231,161		$231,404

(1)

Audit fees consist of the annual audits of our consolidated financial statements included in our Annual Report on Form 10-K, the quarterly review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, as well as accounting advisory services related to financial accounting matters, and other services related to filings made with the SEC.

(2)	Audit-related fees consist of required audits of our employee benefit plan.
(3)	These fees include fees incurred in relation to our shelf registration filings on Form S-3.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee is required to pre-approve the audit and non-audit services to be performed by Whitley Penn LLP in order to assure that the provision of services does not impair the auditor’s independence. Annually, Whitley Penn LLP presents to our Audit Committee the services that are expected to be performed by the independent auditor for the succeeding fiscal year. Our Audit Committee reviews and, as it deems appropriate, pre-approves those services. The services and estimated fees are to be presented to our Audit Committee for consideration in the following categories: Audit, Audit-Related, Tax and All Other (each as defined in Schedule 14A under the Securities Exchange Act of 1934). For each service listed in those categories, our Audit Committee receives detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless our Audit Committee specifically provides for a different period. Our Audit Committee reviews, on at least an annual basis, the services provided by Whitley Penn LLP and the fees incurred for those services. Our Audit Committee may also revise the list of pre-approved services and related fees from time-to-time, based on subsequent determinations. All of the services provided by Whitley Penn LLP in 2018 were approved in accordance with the Audit Committee’s pre-approval policies, and all of the services expected to be provided by Whitley Penn LLP in 2019 have been pre-approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees, pursuant to its written charter, which was adopted by the Board, the Company’s internal control over financial reporting. The Audit Committee also has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accountants. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements. The activities of the Audit Committee are in no way designed to supersede or alter the responsibilities of the independent registered public accounting firm.

Management has the primary responsibility for our financial statements and our reporting processes, including our systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management for inclusion in our 2018 Annual Report on Form 10-K, the audited consolidated financial statements of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee has reviewed and discussed with management and the independent accounting firm, as appropriate, the audited financial statements and management’s report on internal control over financial reporting and the independent accounting firm’s related opinions. The Audit Committee has discussed with the independent registered public accounting firm, Whitley Penn LLP, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Whitley Penn LLP the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2018 filed with the SEC.

April [●], 2019	Respectfully submitted by the Audit Committee,

Mark J. Bonney
Robert C. Hausmann
Maribess L. Miller, Chair

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

INFORMATION ON THE COMPENSATION OF DIRECTORS

General

A director who is an employee of the Company receives no additional compensation for his or her services as a director. A director who is not an employee (a non-employee director) receives compensation for his or her services as described in the following paragraphs, other than Messrs. Van Buren and Greene as described below. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings.

Retainer/Fees

Each non-employee director (other than Messrs. Van Buren and Greene) receives an annual retainer for service as a director. The amount and form of the retainer are fixed from time to time by the Board taking competitive benchmarking into account. Pursuant to the Investment Agreement, Messrs. Van Buren and Greene do not receive any cash compensation or equity awards from the Company for their service as directors.

For 2018, the annual retainer was $146,000 (the “Annual Retainer”). Subject to the election of the director otherwise, $67,200 of the Annual Retainer is paid in cash (“Cash Portion”) and $78,800 in the form of restricted stock or deferred stock units (“Equity Portion”). Non-employee directors (other than Messrs. Van Buren and Greene) have the one-time option to increase the Equity Portion (with a corresponding decrease in the Cash Portion) and, subject to compliance with the Company’s stock ownership guidelines, to increase the Cash Portion (with a corresponding decrease in the Equity Portion). Each such non-employee director also has the option to receive the entirety of the Equity Portion in the form of either restricted stock or deferred stock units. The restricted stock and deferred stock units vest quarterly over a period of one year (deferred stock units may be subject to further vesting requirements if specified in the applicable grant agreement).

The non-executive Chairman of the Board also received an additional annual fee of $24,000, payable in cash, and each non-employee director serving as a chair of one of the standing Board committees received an additional annual fee, also payable in cash, as follows:

•	Audit Committee - $14,000

•	Compensation Committee - $10,000

•	Nominating & Corporate Governance Committee - $7,500

Each non-employee director (other than Messrs. Van Buren and Greene) received an annual fee of $5,000, payable in cash, for service on each standing committee of the Board (committee chairs will not receive this fee).

All of the cash fees described above were paid in four quarterly installments. All of the equity awards described above were granted in the first quarter of 2018.

Non-employee directors do not receive additional compensation for attending board or committee meetings.

Option Awards Upon Initial Election or Appointment

New non-employee directors generally receive a grant of options pursuant to our incentive plan following their initial election or appointment to the Board, although, as noted above, Messrs. Van Buren and Greene do not receive equity awards from the Company.

2018 Director Compensation Paid

The following table sets forth the cash and non-cash compensation paid to our non-employee directors who served in calendar year 2018:

2018 Director Compensation

Name(1)	Fees Earned or Paid in Cash(2)	Restricted Stock Awards(3)	Deferred Stock Unit Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Mark J. Bonney(5)	$90,000	—	$66,000	—	—	—	$156,000
Taher A. Elgamal	$103,340	$55,160	—	—	—	—	$158,500
Robert C. Hausmann(6)	$129,000	—	$56,000	—	—	—	$185,000
Maribess L. Miller	$109,840	—	$55,160	—	—	—	$165,000
Richard D. Spurr	$90,840	$55,160	—	—	—	—	$146,000

(1)	As noted above, neither James H. Greene, Jr. nor Brandon Van Buren receives compensation for his service as director.
(2)	See the discussion above for an explanation of the components of cash compensation paid to our directors in 2018.
(3)

Mr. Elgamal was granted 13,653 shares of restricted stock. Mr. Spurr was granted 13,653 shares of restricted stock. Messrs. Bonney and Hausmann and Ms. Miller were not granted any shares of restricted stock. The fair market value of the shares of restricted stock was $4.04 on the grant date.

(4)

Mr. Bonney was granted 16,337 deferred stock units. Mr. Hausmann was granted 13,861 deferred stock units. Ms. Miller was granted 13,653 deferred stock units. Messrs. Elgamal and Spurr were not granted any deferred stock units. The fair market value of the deferred stock units was $4.04 on the grant date.

(5)	Fees earned in cash by Mr. Bonney were paid to On Board Advisors, LLC.
(6)	Fees earned in cash by Mr. Hausmann were paid to Business Services Group, LLC.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Business

The Company offers email encryption, advanced threat protection, archiving, Bring-Your-Own-Device security, and data loss prevention to meet business data protection and compliance needs. Our customers can purchase any of these solutions on a standalone basis or as a bundled offering for business communication protection. We primarily serve organizations in the healthcare, financial services, insurance and government sectors, including significant federal financial regulators, such as all members of the Federal Financial Institutions Examination Council, divisions of the U.S. Treasury, the SEC, more than 30% of U.S. banks, more than 30% of Blue Cross Blue Shield plans and more than 1,200 U.S. hospitals.

2018 Financial Performance Highlights

•	Zix delivered record annual revenue of $70.5 million, which constitutes growth of 7% year-over-year.

•

Net Income determined in accordance with generally accepted accounting principles (“GAAP”) was 15.4 million in 2018, compared to ($8.1) million in 2017. The 2017 earnings included a one-time non-cash charge due to the future effect of the lower U.S. corporate income tax rate resulting from the 2017 tax reform legislation (effective January 1, 2018). At December 31, 2017, the Company adjusted its deferred tax balances to reflect the new tax rate that resulted in a tax expense of $12.5 million.

•	Cash flow from operations for the full year ended December 31, 2018, was $16.7 million, down $1.5 million from $18.2 million for the full year ended December 31, 2017.

•	Cash and cash equivalents at 2018 year-end was $27.1 million.

•	We spent $6.0 million on share repurchases during 2018. We also spent $11.8 million, net of cash acquired, related to our purchase of C2M.COM, Inc. (d/b/a Erado) in April 2018.

•

We delivered $0.29 of GAAP diluted earnings per share in 2018, an increase from ($0.15) in 2017. This increase was largely the result of a $7.8 million reduction in the company’s deferred tax valuation allowance based on current and expected future profitability and ability to use net operating losses. The net loss of ($0.15) per fully diluted share in 2017 was largely a result of a one-time non-cash charge of $12.5 million due to the future effect of the lower U.S. corporate income tax rate resulting from the 2017 tax reform legislation.

Non-Binding Advisory Vote on Executive Compensation (“Say-on-Pay”) and Frequency of Say-on-Pay

In 2017, our shareholders approved, on an advisory basis, the compensation of our named executive officers, as discussed and disclosed in our proxy statement for the 2017 Annual Meeting of Shareholders. Advisory votes in favor of the compensation were cast by over 97.6% of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2017 Annual Meeting of Shareholders. The Board and our Compensation Committee (also referred to as the “Committee” in this Compensation Discussion and Analysis) took the results of the Say-on-Pay vote into account when evaluating the compensation programs for our named executive officers in 2018. Based in part on the level of support from our shareholders, our Compensation Committee elected not to make material changes to the compensation programs for our named executive officers during 2018, other than as previously disclosed in our proxy statement for the 2018 Annual Meeting of Shareholders, and will continue to provide our shareholders with an annual opportunity to cast an advisory vote on the compensation programs for our named executive officers.

Governance and Evolving Compensation Practices

The Compensation Committee and the Board are mindful of evolving practices in executive compensation and corporate governance. In response, we have adopted certain policies and practices that are in keeping with “best practices” in many areas. For example:

•	A significant portion of compensation is directly tied to the achievement of pre-established performance goals.

•	The Compensation Committee engages an independent compensation consultant.

•	We do not provide excessive executive perquisites or extraordinary relocation benefits to our named executive officers.

•	We do not provide tax gross-ups for excise taxes triggered as a result of change-in-control severance.

•

Our incentive plans and our executive termination benefit agreements (“ETBAs”) have “double-trigger” vesting for equity awards in the context of a change in control if the awards are assumed by the acquiring company, whereby participants would receive accelerated vesting only if the change in control is coupled with their termination without cause or voluntary resignation for good reason.

•	Our incentive plans expressly prohibit repricing of options (directly or indirectly) without prior shareholder approval.

•

Our Policy on the Prevention of Insider Trading prohibits various types of transactions involving Company stock or securities, including short sales, options trading, hedging, margin purchases and pledges.

•	Our stock ownership guidelines require our executive officers to align their long-term interests with those of our shareholders.

•	Our executive compensation is subject to recoupment or “clawback” under applicable law and in accordance with the Company’s Incentive Recoupment Policy.

Executive Compensation Overview

A significant portion of the 2018 compensation of our named executive officers is directly linked to our financial results and stock price through our Company’s short- and long-term incentive programs and awards.

For 2018, compensation designed for our executive officers consisted of:

•	Base salary;

•	Short-term cash awards conditioned upon achieving objective performance targets;

•	Long-term equity in the form of time and performance-based restricted stock; and

•	Ability to participate generally in all group health and welfare benefit programs and tax-qualified retirement plans on the same basis as applicable to all of our employees.

As described in more detail below, short-term cash performance awards under our 2018 Variable Compensation Plan (“VCP”) were tied to achieving pre-established target levels under three objective performance measures: revenue, new first year orders and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). The Company achieved a portion of the 2018 targets established under the three metrics and the Committee used its negative discretion to adjust downward the payout under the 2018 VCP. Accordingly, the named executive officers received a portion of the target payout with respect to the 2018 VCP.

Long-term incentive awards granted to officers in 2018 were awarded in performance-based restricted stock and in time-based restricted stock. For 2018, the mix for the awards granted was 50% in performance-based restricted stock and 50% in time-based restricted stock for the Chief Executive Officer (also referred to as the “CEO” in this Compensation Discussion and Analysis), and 25% in performance-based restricted stock and 75% in time-based restricted stock for other named executive officers. For 2019 awards, this mix was changed to 50% in performance-based restricted stock and 50% in time-based restricted stock for all named executive officers.

General

The Compensation Committee administers the cash and non-cash compensation programs applicable to our executive officers. The Board generally reviews and ratifies compensation decisions made by the Compensation Committee.

The Compensation Committee makes all decisions about executive officer compensation with input from our Chief Executive Officer about his direct reports. The Compensation Committee has often refined compensation recommendations made by the Chief Executive Officer. Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee, which, consistent with NASDAQ requirements, is comprised exclusively of independent directors, and the Chief Executive Officer does not participate in discussions or decisions surrounding his compensation.

During 2018, our named executive officers (“collectively, “named executive officers,” or “NEOs”) were:

•	David J. Wagner, President & Chief Executive Officer

•	Kelly P. Haggerty, Vice President, Product Management & Strategy

•	David J. Robertson, Vice President, Engineering

•	David E. Rockvam, Vice President & Chief Financial Officer

•	Noah F. Webster, Vice President & General Counsel

The compensation paid in 2018 to our NEOs, as set forth below in the “Summary Compensation Table,” primarily consisted of base salary, restricted stock, and payout with respect to the 2018 VCP. NEOs also received partial match contributions to the Company-sponsored 401(k) plan (which we offer on a non-discriminatory basis to all 401(k) plan participants) and Company-funded life insurance benefits (which we offer on a non-discriminatory basis to all full-time employees). We have no non-qualified deferred compensation arrangements, defined benefit retirement plans or meaningful NEO perquisites.

Approval Authority for Certain Compensation Related Matters

Compensation decisions affecting the CEO and other NEOs are approved by the Compensation Committee and are separately ratified by the Board, except that the CEO does not participate in any discussions or decisions related to the CEO’s own compensation.

Role of Executive Officers in Compensation Decisions

Our Board, the Compensation Committee and our management each plays a role in our compensation process. The Compensation Committee reviews and approves our executive compensation practices, which the Board then reviews and customarily ratifies. The CEO does not participate in discussions or decisions about his own compensation. Our Board has delegated to our management the authority to make certain compensation related decisions for employees who are not executive officers.

Independent Compensation Consultant

The Committee retained Meridian as its independent compensation consultant in 2018. Meridian provided executive and non-employee director compensation consulting services to the Committee, including advice regarding the design and implementation of compensation programs, market information, regulatory updates and analyses and trends on executive compensation and benefits. Interactions between Meridian and management were generally limited to discussions on behalf of the Committee or as required to compile information at the Committee’s direction. During 2018, Meridian did not provide any other services to the Company. Based on these factors and its own evaluation of Meridian’s independence pursuant to the requirements approved and adopted by the SEC, the Committee has determined that the work performed by Meridian does not raise any conflicts of interest.

Compensation Philosophy and Objectives

Our Board and Compensation Committee believe that an effective executive compensation program is one that, among other things, accomplishes the following goals:

•	Attracts and retains executives (i) with the experience, skills, and knowledge that our Company seeks and requires and (ii) that are committed to achieving our goals;

•	Rewards the achievement of specific, objective performance metrics established by our Compensation Committee; and

•	Motivates management to increase long-term shareholder value.

Our Board and Compensation Committee seek to implement and maintain a compensation plan for our executive officers that is fair, reasonable, and competitive, and that attracts and retains talented and qualified personnel. Our Board believes that equity awards supplement the cash base salary and motivate the recipient to work to achieve long term value for our shareholders. Our Board also believes that equity awards, variable compensation awards, and ETBAs are crucial to recruiting (and retaining) the services of qualified and talented personnel.

Risk Considerations

The Board and Compensation Committee reviewed with management the design and operation of our compensation programs for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. After conducting its evaluation, the Board concluded that the components and structure of the Company’s compensation programs do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company. In particular, our Board believes that the likelihood of inappropriate risk-taking is mitigated in the following ways:

•	We have a robust clawback policy enabling us to recoup previously paid compensation from our executive officers upon the occurrence of certain events.

•	We have instituted caps on the amounts that may be paid to our executive officers under our short- and long-term incentive programs.

•	We have adopted stock ownership guidelines for our directors and executive officers, requiring such individuals to own a significant amount of our stock to align their interests with our shareholders.

•	Compensation decisions affecting the CEO and other NEOs are approved by the Compensation Committee, which is comprised solely of independent directors.

•	The Compensation Committee has the ability to use discretion to align payouts with performance as appropriate.

Competitive Market Information

The Compensation Committee regularly evaluates the compensation of the Company’s executives, including the named executive officers to the market compensation levels of similar positions. This market analysis is conducted annually for Chief Executive Officer compensation, and biennially for all other executive officers. In 2017, Meridian provided a competitive market analysis of chief executive officers using proxy-disclosed compensation from the Company’s peer group, listed below, as well as survey data sourced from Radford’s Global Technology Survey in order to help inform its decision on CEO compensation for 2018.

The Compensation Committee approved the following peer group for use in benchmarking CEO compensation after consideration of business models, company revenue and market capitalization of other companies in the Company’s technology industry segment, and input from Meridian:

Amber Road, Inc. Barracuda Networks, Inc. Bridgline Digital, Inc. Brightcove Inc. Callidus Software Inc. Carbonite, Inc. Digimarc Corporation	FalconStor Software, Inc. GlobSCAPE, Inc. Glowpoint, Inc. Guidance Software, Inc. Mitek Systems, Inc. MobileIron, Inc. Proofpoint, Inc.	Qualys, Inc. Rapid7, Inc. Smith Micro Software, Inc. Support.com, Inc. WidePoint Corporation

The Compensation Committee’s prior consultant, Paradox Compensation Advisors, provided a market analysis of other Named Executive Officer compensation in 2016 to help inform the Compensation Committee’s decisions on 2017 and 2018 compensation levels for these officers. The peer group used in this 2016 market analysis is listed below, and the market analysis also included survey data sourced from Radford’s Global Technology Survey and from Towers Watson:

Actua Corp. American Software Inc. Apigee Corp. Asure Software Inc. Glowpoint, Inc. Netsol Technologies Inc.	Bridgline Digital, Inc. Brightcove Inc. Carbonite Inc. Digimarc Corporation Proofpoint, Inc. Q2 Holdings, Inc.	FalconStor Software, Inc. FireEye Inc. Five9 Inc. GlobSCAPE Inc. Qualys, Inc. Sciquest Inc.

The Compensation Committee reviews the peer group each year and may make changes year-to-year, as it deems appropriate, based on the considerations listed above and to address companies that may become unavailable for continued use due to merger, acquisition or other events.

Data from the compensation analysis peer group was evaluated with respect to base salary, actual total cash (base salary + last actual bonus), long-term incentive values, and total direct compensation (base salary + last actual bonus + total long-term incentive values).

Executive Officer Base Salaries and Compensation Comparisons

Our executive officers’ salaries are, in general, established by the Compensation Committee by (i) reference to each executive’s position with our Company and (ii) a subjective assessment of the cost to us of hiring executives with comparable experience and skills. For 2018, the Compensation Committee also considered the 2017 executive compensation market analysis prepared by Meridian and the 2016 market analysis prepared by Paradox. We believe this approach offers our executives, including our named executive officers, a reasonable base salary as subjectively determined by our Compensation Committee following a recommendation by our CEO. In connection with this process, the Board ratifies NEO base salary determinations made by the Compensation Committee, and the CEO’s base salary is determined and ratified without any input or participation by the CEO. The amount of compensation awarded to each of the executive officers relates primarily to the experience, responsibilities and performance of each executive officer, as well as to a subjective assessment of compensation paid by similar companies for comparable positions.

2018 base salaries for all named executive officers increased from 2017 (with the exception of the base salary for Mr. Robertson which was unchanged from 2017) as set forth below in the “Summary Compensation Table.”

Executive Officer Variable Compensation

We believe that variable compensation, based on the Company’s achievement of objective performance measures, is an important component of an executive’s overall compensation package and helps to align compensation outcomes with performance outcomes. Furthermore, we believe a variable compensation element motivates the recipient to achieve financial and business objectives established by our Board and enables the recipient to share in the success of our business endeavors.

The Company’s executive officers, other than executives whose primary function is sales, typically are eligible to receive awards under VCPs approved by our Compensation Committee for each fiscal year. Each eligible executive officer is provided a target variable compensation opportunity, with payment conditioned upon the Company meeting objective performance targets of specific metrics that are established by the Compensation Committee. For 2018, our Compensation Committee approved a VCP with metrics based on three independently-weighted objective performance measures:

•	Revenue (33.3%)

•	New first year orders (33.3%)

•	Non-GAAP Adjusted EBITDA (33.3%). Adjusted EBITDA adds back stock-based compensation and certain litigation and consulting expenses.

The 2018 VCP payout opportunities can range from 50% of target for performance at or above a threshold goal to 200% of target for performance up to a maximum goal, as shown in the table below. Any percentage level achievement between the minimum performance goal and target performance goal for a performance metric and between the target performance goal and upside performance goal would result in the payment of a portion of the 2018 VCP payment opportunity allocated to that performance metric determined by interpolation on a straight-line basis.

As indicated in the table below, the Company achieved varying levels of the 2018 performance metrics for a weighted average actual payout of 121.79% of target.

Variable Compensation for Named Executive Officers

2018 Performance Metrics	Weight	Minimum Goal	Minimum Payout	Target Goal	Target Payout	Maximum Goal	Maximum Payout
Revenue	25.0%	97%	50%	100%	100%	106%	200%
New First Year Orders	25.0%	95%	50%	100%	100%	120%	200%
Adjusted EBITDA**	50.0%	85%	50%	100%	100%	110%	200%

2018 Performance Metrics	Weight	2018 Metric Levels*			2018 Actual Achievement*	2018 Actual % Achievement	2018 Achievement % Per the Plan
		Minimum	Target	Maximum
Revenue	25.0%	$66.4	$68.5	$72.7	$70.4	102.9%	147.0%
New First Year Orders	25.0%	$9.3	$9.8	$11.8	$11.2	115.1%	174.0%
Adjusted EBITDA**	50.0%	$18.1	$21.2	$23.3	$20.1	95.0%	83.0%
Total Weighted Payout						102.0%	121.8%

*	Dollar amounts in millions.
**

For a detailed description of how the Company uses non-GAAP metrics and arrived at Adjusted EBITDA for the full year 2018, see our fourth quarter earnings release and Form 8-K, filed with the SEC on February 28, 2019.

The 2018 VCP 100% targets in Revenue, Adjusted EBITDA and New First Year Orders were based on detailed internal budget forecasts and were calculated by applying the same methodology used to determine the actual Adjusted EBITDA reported quarterly in our earnings release.

The table below sets forth the variable compensation amounts payable to our named executive officers at 100% target achievement under the 2018 VCP and the amounts actually paid based on performance achievement against the goals listed above.

Name	Year	Amount Payable at 100% Target Achievement	Target % of Base Salary	Weighted Average Payout Percentage	Amount Paid
David J. Wagner	2018	$250,000	N/A	121.79%	$304,475
David E. Rockvam	2018	$96,250	35%	121.79%	$117,222
Kelly P. Haggerty	2018	$87,500	35%	121.79%	$106,566
David J. Robertson	2018	$101,500	35%	121.79%	$123,616
Noah F. Webster	2018	$91,000	35%	121.79%	$110,828

GDI Alignment Variable Compensation for Named Executive Officers

In addition to variable compensation available under the 2018 VCP, the Company’s executive officers, except Messrs. Wagner and Webster, are eligible to receive awards approved by our Compensation Committee for performance in creating alignment and integration between the Company and recently acquired Greenview Data, Inc. (“GDI”). Each eligible executive officer is provided a target variable compensation opportunity, with payment conditioned upon the Company meeting objective performance targets of specific metrics that are established by the Compensation Committee. For performance in 2017 and 2018, our Compensation Committee approved GDI alignment variable compensation based on a metric of total GDI billings in those years.

The GDI alignment variable compensation payout opportunities range from a threshold goal of 85% of target to a maximum goal of 100% of target, as shown in the table below. Any percentage level achievement between the minimum performance goal and target performance goal for a performance metric would result in the payment of a portion of the payment opportunity allocated to that performance metric determined by interpolation on a straight-line basis.

The GDI alignment variable compensation 100% target was based on detailed internal budget forecasts and was calculated by applying the same methodology used to determine other corporate billings. The amount payable for 100% target achievement is 10% of the executive officer’s base salary.

As indicated in the table below, the Company achieved the 100% target GDI alignment variable compensation performance metric in 2018.

Minimum Goal	Minimum Payout	Target and Maximum Goal	Target and Maximum Payout	Actual % Achievement
85%	85%	100%	100%	114%

Metric Level Minimum	Metric Level Target and Maximum	Actual Achievement
$7,032,488	$8,273,515	$9,453,201

Name	Year	Amount Payable at 100% Target Achievement	Target % of Base Salary	Weighted Average Payout Percentage	Amount Actually Paid
David E. Rockvam	2018	$26,500	10%	100.00%	$26,500
Kelly P. Haggerty	2018	$24,000	10%	100.00%	$24,000
David J. Robertson	2018	$28,000	10%	100.00%	$28,000

Equity-based Awards

General

In recent years, we have awarded time-based and performance-based restricted stock to our executives.

We have historically offered an equity element to executive compensation for the following reasons:

•

Equity-based awards motivate the award recipient to work to achieve the financial and business metrics that our Board establishes from time-to-time because it enables the equity recipient to share in the success of our Company’s business, as that success is reflected in our stock price.

•	Equity awards align the award recipient’s interest with the shareholders’ interests and promote a long-term focus on shareholder value creation.

•	Equity-based awards are crucial to recruiting and retaining the services of qualified and talented personnel (i.e., the award recipient).

•	Equity-based compensation is a competitive and customary form of compensation among the software industry.

•

We have no non-qualified deferred compensation arrangements and no defined benefit pension plans; accordingly, our Board believes that equity-based awards are a significant component of our executive compensation program and means by which our executives anticipate accumulating value for retirement.

Equity awards, to the extent made, are granted to our executive officers based on the following factors:

•	The impact of the individual’s role to our Company;

•	The individual’s experience, skills and/or knowledge in fulfilling that role;

•	The value of grants in employee retention and motivation for future performance;

•	An assessment of peer companies’ equity-based compensation for similarly-situated executives; and

•	An assessment of equity-based compensation among our executive officers.

In 2018, we awarded restricted stock to Mr. Wagner, 50% of which was time-based and 50% of which was performance-based, Messrs. Haggerty, Robertson and Rockvam, 75% of which was time-based and 25% of which was performance-based, and Mr. Webster, 100% of which was time-based (the “2018 Equity Grants”). The time-based restricted stock vests ratably and annually over three years (one-third each year) and the performance-based restricted stock vests ratably and annually over three years (one-third each year) subject to achievement of the annual performance conditions. However, as a new hire, Mr. Webster’s restricted stock vests ratably and annually over four years (one-fourth each year). The annual performance conditions for each tranche of the performance-based awards are set each year.

Policies and Practices

The Board generally considers and makes equity-based compensation awards to each of our executive officers on an annual basis. The Board generally grants equity awards in the first quarter of each year, following the public announcement of the Company’s financial performance for the prior calendar year.

2018 Performance-Based Equity Awards

For 2018, our Compensation Committee approved a performance metric of revenue for the vesting of the first tranche of the 2018 performance-based restricted stock award, the second tranche of the 2017 performance-based restricted stock award and the third tranche of the 2016 performance-based restricted stock award (“2018 Performance Share Metric”). The 2018 Performance Share Metric included a minimum performance goal and a target performance goal for the revenue performance metric (payout opportunity for the 2018 Performance Share Metric was capped at target). The achievement of the minimum performance goal would result in the vesting of 50% of the portion of the performance-based restricted stock eligible for vesting in 2018, and the achievement of the target performance goal would result in the vesting of 100% of the portion of the performance-based restricted stock eligible for vesting in 2018. Any percentage level achievement between the minimum performance goal and target performance goal would result in the vesting of a portion of the performance-based restricted stock eligible for vesting in 2018 determined by interpolation on a straight-line basis. The 2018 performance results do not affect the vesting of the 2019 and 2020 tranches of the performance-based equity awards. The performance goals for these tranches will be established at the beginning of each year, respectively.

As indicated in the table below, the Company met a 100% achievement of the 2018 Performance Share Metric which resulted in the vesting of 100% of the portion of the performance-based restricted stock eligible for vesting in 2018.

Performance Shares for Named Executive Officers

2018 Performance Metric	Weight	Minimum Goal	Minimum Payout	Target Goal	Target Payout
Revenue	100%	97%	50%	100%	100%

2018 Performance Metric	Weight	2018 Metric Levels*		2018 Actual Achievement*	2018 Actual % Achievement	Achievement Per the Plan	Vesting %**
		Minimum	Target
Revenue	100%	$66.40	$68.50	$70.47	147.00%	100%	100%

*	Dollar amounts in millions.
**	The maximum vesting percentage for each applicable tranche is 100% which is achieved once the target performance goal has been met.

The 100% target performance goal for the 2018 Performance Share Metric identified in the table above was based on detailed internal budget forecasts and was calculated by applying the same methodology used to determine the actual revenue reported quarterly in our earnings release.

The table below sets forth the performance-based restricted stock vesting to our named executive officers at 100% target achievement of the 2018 Performance Share Metric, and the shares or units actually vested.

Name	Year	2016 Grant: Restricted Stock Vesting at 100% Target Achievement(1)	2017 Grant: Restricted Stock Vesting at 100% Target Achievement(2)	2018 Grant: Restricted Stock Vesting at 100% Target Achievement(3)	Total Amount Vested
David J. Wagner	2018	20,833	14,815	29,630	65,278
David E. Rockvam	2018	—	5,556	5,556	11,112
Kelly P. Haggerty	2018	—	3,333	3,334	6,667
David J. Robertson	2018	6,666	3,333	3,334	13,333
Noah F. Webster	2018	—	—	—	—

(1)	Represents the final one-third of the total performance-based restricted stock granted in 2016 by the Company to the executive officer that vested in 2018.
(2)

Represents one-third of the total performance-based restricted stock granted in 2017 by the Company to the executive officer. The remaining portion of the performance-based restricted stock granted in 2017 will be eligible for vesting in 2019 if the Company meets the approved performance goals in 2019.

(3)

Represents one-third of the total performance-based restricted stock granted in 2018 by the Company to the executive officer. The remaining portion of the performance-based restricted stock granted in 2018 will be eligible for vesting in 2019 and 2020 if the Company meets the approved performance goals in 2019 and 2020, respectively.

Impact of Accounting and Tax Treatments of Compensation

The Compensation Committee considers the anticipated accounting and tax treatment to the Company and the participants in its review and establishment of compensation programs and payments, but the tax and accounting treatment of the salary compensation, variable compensation, stock options or stock awards paid or awarded to our executives generally is not a material factor in determining the magnitude of compensation payable to our executives or the relative mix of these elements in their compensation packages.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the deductibility of compensation paid to certain “covered employees” including the chief executive officer and each of the three other highest-paid executive officers (other than, until recently, the chief financial officer) to $1,000,000 per annum. The Tax Cuts and Jobs Act, which was signed into law in December 2017, amended Section 162(m). Pursuant to the Tax Cuts and Jobs Act, Section 162(m) was updated to, among other things, expand the number of covered employees to include the chief financial officer (and they remain covered employees for all future years) and eliminate entirely the exception to Section 162(m)’s deduction limits for certain “qualified performance-based compensation” (subject to the grandfathering of certain preexisting, written arrangements that were in effect as of November 2, 2017). Several classes of our preexisting compensation arrangements, including certain equity grants to our executive officers, were designed to meet the previous requirements for deductibility, though deductibility of compensation was only one factor that the Compensation Committee and Board take into account in setting executive pay.

Although tax deductibility of compensation is advantageous and the Compensation Committee may continue to administer our preexisting compensation arrangements in a way that may be intended to preserve their deductibility (subject to additional guidance from the U.S. Internal Revenue Service regarding the grandfathering described above), such arrangements may or may not continue to qualify as “qualified performance-based compensation” under Section 162(m). Further, given that, the primary objective of our compensation programs is meeting the compensation objectives set forth above, the Compensation Committee and the Board reserve the right to issue awards that are not intended to or will not be deductible under Section162(m).

Anti-Hedging or Pledging Policy

Pursuant to our insider trading policy, directors, executive officers and their family members are prohibited from engaging in hedging transactions involving our stock or securities because these transactions would allow a person to continue to own our securities but without the full risks and rewards of ownership and their objectives would no longer be the same as our shareholders.

Pursuant to our insider trading policy, directors, executive officers and their family members are prohibited from purchasing our securities on margin, holding our securities in a margin account or pledging our stock as collateral for a loan (except for cashless option exercises) because these sales could occur when such person possesses material nonpublic information.

Incentive Compensation Recoupment Policy

Pursuant to our incentive compensation recoupment policy, if the Board determines that any bonus, incentive award or equity award received by an executive officer was based on any financial results or financial metrics that were achieved as a result of that officer’s misconduct that resulted in material noncompliance by the Company with SEC financial reporting requirements or intentional fraudulent or illegal conduct, we will seek to recover from that executive officer such incentive compensation (in whole or in part) as the Board deems appropriate under the circumstances and as permitted by law. This policy is in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to our CEO and CFO.

Equity Ownership Guidelines

In order to align the interests of our named executive officers and directors with our shareholders, and to promote a long-term focus on shareholder value creation, our Board has adopted stock ownership guidelines for our directors and executive officers. Under these guidelines, our non-employee directors (other than Messrs. Van Buren and Greene) are expected to attain and hold an ownership position in our common stock that is equal to three times the value of the annual retainer amount each of them receives for service on our Board. Our CEO is expected to attain and hold an ownership position that is equal to three times, and our other NEOs are expected to attain and hold ownership positions that are equal to one times, his or her current base salary. Types of ownership that count toward attainment of these requirements include stock holding in any Company-sponsored plan, direct holdings, indirect holdings, such as shares owned jointly with, or separately by, a person’s immediately family members, and shares underlying vested and unvested restricted shares, restricted stock units and stock options. The value of any share is measured by the closing price of our common stock on the NASDAQ on the date of determination or the date of acquisition, whichever is greater.

Non-employee directors (other than Messrs. Van Buren and Greene) and executive officers have five years from the later of (i) the date of his or her election to the Board or appointment to office, as applicable or (ii) January 1, 2016 to meet the applicable ownership requirement. In the event an executive officer’s annual base salary or a non-employee director’s annual retainer fees are increased, he or she will have two years from the time of the effectiveness of such increase to acquire any additional shares necessary to satisfy the guidelines. Compliance with the ownership guidelines is reviewed annually by the Compensation Committee. Based on the current holdings of our non-employee directors (other than Messrs. Van Buren and Greene) and named executive officers, all of them are either in compliance with these guidelines or are expected to become compliant with these guidelines within the phase-in period described above.

Executive Termination Benefits Agreements (ETBAs)

We have agreements (ETBAs) with certain of our executive officers and other key executives which provide for payments to those executives if their employment is terminated under specified circumstances. The Board believes that these ETBAs encourage employee retention and provide legal consideration supporting the enforceability of confidentiality, non-competition and non-solicitation obligations undertaken by our executives. See “Severance Benefits” for a summary of these ETBAs and the benefits potentially payable in certain scenarios.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing “COMPENSATION DISCUSSION AND ANALYSIS.” Based on this review and discussion, the Compensation Committee has recommended to our Board that the “COMPENSATION DISCUSSION AND ANALYSIS” be included in our proxy statement for the 2019 Annual Meeting of Shareholders (and incorporated by reference into our 2018 Annual Report on Form 10-K).

April [●], 2019	Respectfully submitted by the Compensation Committee,

Taher A. Elgamal
James H. Greene, Jr.
Robert C. Hausmann, Chair
Maribess L. Miller

Affirmed by non-member independent director,

Mark J. Bonney

2018 EXECUTIVE COMPENSATION

The following narrative, tables and footnotes describe the “total compensation” earned during fiscal year 2018 by our named executive officers.

Summary Compensation Table

The following table sets forth the compensation during the last three years paid to or earned by the Company’s CEO, CFO and the three other most highly compensated executive officers who were serving as executive officers as of the end of 2018.

Name and Principal Position	Year	Salary		Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
David J. Wagner	2018	$375,000		—	$718,223	—	$304,475	$10,694	$1,408,392
Chief Executive Officer and President	2017	$350,000		—	$881,779	—	$178,953	$10,151	$1,420,883
	2016	$334,070		—	$451,250	$291,940	$185,148	$9,545	$1,271,953

David E. Rockvam	2018	$275,000		—	$269,335	—	$143,723	$10,649	$698,707
Vice President and Chief Financial Officer	2017	$265,000		—	$330,668	—	$66,392	$7,248	$669,308
	2016	$136,577		—	$394,000	$163,970	$35,380	$2,352	$732,279

Kelly P. Haggerty	2018	$250,000		—	$161,600	—	$130,566	$8,062	$550,228
Vice President, Product Management and Strategy	2017	$240,000		—	$198,405	—	$60,128	$9,337	$507,870
	2016	$173,692		—	$377,000	—	$44,996	$4,390	$600,078

David J. Robertson	2018	$280,000		—	$161,600	—	$151,617	$10,281	$613,498
Vice President, Engineering	2017	$280,000		—	$198,405	—	$70,150	$8,969	$557,524
	2016	$277,500		—	$144,400	—	$72,578	$10,552	$505,030

Noah F. Webster	2018	$150,833	(4)	—	$424,000	—	110,829	$3,430	$689,093
Vice President, General Counsel and Secretary	2017	—		—	—	—	—	—	—
	2016	—		—	—	—	—	—	—

(1)

The stated amount is the aggregate grant date fair value of (i) stock awards, such as restricted stock and (ii) stock options awarded. These amounts were computed in accordance with the requirements of FASB ASC Topic 718. The assumptions underlying the computation of the fair market value of these options (and the corresponding compensation expense during calendar years 2016, 2017 and 2018) are set forth in Footnote 3, “Stock Options and Stock-based Employee Compensation” to our Audited Financial Statements included in our 2018 Annual Report on Form 10-K.

(2)	The stated amounts represent incentive compensation paid based on the achievement of the predetermined performance objectives approved by our Board.
(3)

Includes 401(k) Company contributions (which we offer on a non-discriminatory basis to all 401(k) plan participants) and life insurance premiums paid by the Company (which we offer on a non-discriminatory basis to all full-time employees) for the benefit of the named person.

(4)	Mr. Webster’s 2018 annual salary is $260,000.

2018 Grants of Plan-Based Awards

The following table sets forth the plan-based awards granted to named executive officers pursuant to Company plans during 2018.

Name	Grant Date of Equity— Based Awards	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Incentive Plan Awards Target(2)	All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Minimum	Target (#)
David J. Wagner	02/26/18	Restricted Stock	—	—	88,889	88,889	$718,223
		Cash Incentive	$125,000	$250,000	—	—	—
David E. Rockvam	02/26/18	Restricted Stock	—	—	16,667	50,000	$269,335
		Cash Incentive	$48,125	$96,250	—	—	—
Kelly P. Haggerty	02/26/18	Restricted Stock	—	—	10,000	30,000	$161,600
		Cash Incentive	$43,750	$87,500	—	—	—
David J. Robertson	02/26/18	Restricted Stock	—	—	10,000	30,000	$161,600
		Cash Incentive	$50,750	$101,500	—	—	—
Noah F. Webster	06/07/18	Restricted Stock	—	—	—	80,000	$424,000	(5)
		Cash Incentive	$45,500	$91,000	—	—	—

(1)

The target and maximum amounts were established by the independent members of the Board pursuant to our 2018 VCP. The 2018 VCP provided that the amounts to be paid would be based on the achievement of pre-determined performance objectives stated in the VCP. See “COMPENSATION DISCUSSION AND ANALYSIS —Executive Officer Variable Compensation” above for more information pertaining to the performance metrics that were used to determine the eligibility for VCP payments in 2018.

(2)

Reflects performance based restricted stock granted under the Company’s Amended and Restated 2012 Incentive Plan. Such restricted stock will vest up to one-third each year the Company meets the approved performance goals in 2018-2020.

(3)

Unless otherwise stated, reflects restricted stock issued under the Company’s Amended and Restated 2012 Incentive Plan that vests annually on a pro-rata basis through the third anniversary of the grant date. However, Mr. Haggerty’s and Mr. Rockvam’s new hire grant vests annually on a pro-rata basis through the fourth anniversary of the grant date.

(4)

The stated amount is the aggregate fair market value of the equity grant on the grant date computed in accordance with the requirements of FASB ASC Topic 718. The assumptions underlying the computation of the fair market value are set forth in Footnote 3, “Stock Options and Stock-based Employee Compensation” to our audited financial statements included in our 2018 Annual Report on Form 10-K.

(5)	Reflects restricted stock issued under the 2018 Omnibus Incentive Plan that vests annually on a pro-rata basis through the fourth anniversary of the grant date.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards granted to the named executive officers as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) Exercisable	Number of Securities Underlying Unexercised Options(1) Unexercisable	Option Exercise Price	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
David J. Wagner	137,500	62,500	$3.61	02/18/16	02/17/26	20,833	$119,379	20,833	$119,373
						88,889	$509,334	29,630	$169,780
						88,889	$509,334	88,889	$509,334
David E. Rockvam	56,250	43,750	$3.94	07/28/16	07/27/26	50,000	$286,500	—	—
						33,334	$191,004	11,111	$63,666
						50,000	$286,500	16,667	$95,502
Kelly P. Haggerty	—	—	—	—	—	50,000	$286,500	—	—
	—	—	—	—	—	20,000	$114,600	6,666	$38,196
	—	—	—	—	—	30,000	$171,900	10,000	$57,300
David J. Robertson	100,000	—	$3.24	07/26/12	07/25/22	6,667	$38,202	6,666	$38,196
	40,000	—	$2.80	03/08/12	03/07/22	20,000	$114,600	6,666	$38,196
	40,000	—	$1.87	07/28/11	07/27/21	30,000	$171,900	10,000	$57,300
	80,000	—	$3.68	02/18/10	02/17/20	—	—	—	—
Noah F. Webster	—	—	—	—	—	80,000	$458,400	—	—

(1)

Option grants made prior to June 2012 vest quarterly on a pro-rata basis through the third anniversary of the grant date. Options granted after June 2012 vest quarterly on a pro-rata basis through the fourth anniversary of the grant date.

(2)	The restrictions on these time-based restricted stock grants lapse annually on a pro-rata basis through either the third or fourth anniversaries of the grant date.
(3)	The restrictions on these performance-based restricted stock grants lapse annually for three years based on attainment of specific criteria as set by the Compensation Committee each year.

2018 Option Exercises and Stock Vested

The following table presents information concerning stock options exercised by the named executive officers in 2018 and stock awards held by our named executive officers that vested in 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
David J. Wagner	—	—	100,925	$106,457
David E. Rockvam	—	—	47,222	$136,250
Kelly P. Haggerty	—	—	38,334	$135,750
David J. Robertson	—	—	50,001	$205,304
Noah F. Webster	—	—	—	$—

Pension Benefits

We have no Company-sponsored plans that provide for specified defined benefit retirement payments and benefits to any Company employees.

Nonqualified Deferred Compensation

We have no Company-sponsored plans that are intended to provide for the payment of nonqualified deferred compensation to any Company employees.

Separation Payments and Change in Control Payments

General

We have agreements (ETBAs) with certain of our executive officers and other key executives which provide for payments to those executives if their employment is terminated under specified circumstances. The Board believes that these ETBAs encourage employee retention and provide legal consideration supporting the enforceability of confidentiality, non-competition and non-solicitation obligations undertaken by our executives. These ETBAs, and the benefits potentially payable in certain scenarios, are summarized in the text and table below.

Severance Benefits

Our ETBAs provide for separation payments if the executive’s employment is terminated “other than for cause,” or, following 24 months after a change in control, the executive resigns for “good reason,” as those terms are defined in the agreement. The separation payment is equal to 12 months of base salary for the named executive officers (based on the executive’s highest base salary during the term of his or her employment), plus an amount equal to the payout level for the executive’s performance-based compensation under the relevant plan, as if a change in control had occurred. For the VCP, such amount would be pro-rated based on the date of separation during the performance measurement period.

For purposes of the ETBAs, “good reason” includes a material diminution in the authority, duties or responsibilities of the executive or the person to whom the executive reports, a material diminution in the executive’s base salary, a material change in the geographic location at which the employee must perform services, a material diminution in the budget over which the executive retains authority, or a material breach of the agreement by the Company. The executive may not resign for good reason unless he or she provides adequate notice to the Company affording it an opportunity to remedy the situation giving rise to the good reason event.

The separation payments would be made over a 12-month period for the named executive officers with ETBAs.

Accelerated Vesting of Equity-Based Awards

Under the ETBAs, if the executive’s employment is terminated “other than for cause,” with or without a change in control, or the executive resigns for “good reason” within two years following a change in control, all of that executive’s unvested stock options, restricted stock and restricted stock units, as applicable, will immediately vest. For awards subject to performance-based vesting requirements, performance will be deemed to have been achieved at the target level (if the termination occurs during the first half of the performance period) or the greater of target and actual performance as of the date of the change in control (if the termination occurs during the second half of the performance period). The Board believes these vesting acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert efforts to see that the change in control transaction is consummated.

Health Benefits Continuation

Under the ETBAs, the Company will pay the cost of continuation of health benefits for 12 months for the executive officers upon a termination without cause, or, following 24 months after a change in control, a resignation for good reason, as stated in the agreements. The payment will be equal to the cost of 12 months’ COBRA health insurance coverage, in excess of the amount the executive would have had to pay for such coverage if he or she remained an employee during such period. For executives who reside outside the U.S., a $1,500 per month payment would be made in lieu of such COBRA amount.

Potential Payments

The table below summarizes the value of potential payments and benefits that our named executive officers would receive if they had terminated employment on December 31, 2018 under the circumstances shown, or if a change in control of the Company had occurred on December 31, 2018. The table excludes (1) amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances in our 401(k) Plan that are generally available to all of our employees. Actual amounts to be paid can only be determined at the time of such executive’s termination of service.

Potential Payments Upon Termination or Change in Control

Name	Benefit	Termination “Without Cause” With or Without a Change in Control	Resignation for “Good Reason” Following a Change in Control	Change in Control (Absent Termination without Cause or Resignation for Good Reason)		Voluntary Termination (without Good Reason)	Death	Disability
David J. Wagner	Severance Pay(1)	$375,000	$375,000	—		—	—	—
	Variable Compensation Plan Pro Rata Payment(2)	$250,000	$250,000	$250,000		—	—	—
	Stock Option Vesting Acceleration(3)	$132,500	$132,500	—	(4)	—	—	—
	Stock Restriction Lapses	$1,936,534	$1,936,534	—	(4)	—	—	—
	Health Care Benefits(COBRA)(1)	$17,127	$17,127	—		—	—	—

David E. Rockvam	Severance Pay(1)	$275,000	$275,000	—		—	—	—
	Variable Compensation Plan Pro Rata Payment(2)	$96,250	$96,250	$96,250		—	—	—
	Stock Option Vesting Acceleration(3)	$78,313	$78,313	—	(4)	—	—	—
	Stock Restriction Lapses	$923,172	$923,172	—	(4)	—	—	—
	Health Care Benefits (COBRA)(1)	$17,127	$17,127	—		—	—	—

Kelly P. Haggerty	Severance Pay(1)	$250,000	$250,000	—		—	—	—
	Variable Compensation Plan Pro Rata Payment(2)	$87,500	$87,500	$87,500		—	—	—
	Stock Option Vesting Acceleration(3)	—	—	—	(4)	—	—	—
	Stock Restriction Lapse	$668,496	$668,496	—	(4)	—	—	—
	Health Care Benefits(1)	$17,124	$17,124	—		—	—	—

David J. Robertson	Severance Pay(1)	$290,000	$290,000	—		—	—	—
	Variable Compensation Plan Pro Rata Payment(2)	$101,502	$101,502	$101,502		—	—	—
	Stock Option Vesting Acceleration(3)	—	—	—	(4)	—	—	—
	Stock Restriction Lapses	$458,394	$458,394	—	(4)	—	—	—
	Health Care Benefits (COBRA)(1)	$11,999	$11,999	—		—	—	—

Noah F. Webster	Severance Pay(1)	$260,000	$260,000	—		—	—	—
	Variable Compensation Plan Pro Rata Payment(2)	$78,000	$78,000	$78,000		—	—	—
	Stock Option Vesting Acceleration(3)	—	—	—	(4)	—	—	—
	Stock Restriction Lapses	$458,400	$458,400	—	(4)	—	—	—
	Health Care Benefits(COBRA)(1)	$17,127	$17,127	—		—	—	—

(1)	Severance and health care benefits continuation would be paid over 12 months to all named executive officers.
(2)

Variable Compensation Plan payments would be made pro-rata based on the date of separation. The level of performance is deemed to be at least the 100% target performance level for each metric, or the greater of target or the actual performance level if separation occurs during the second half of the applicable performance period. Assumes payout at 100% target performance level for each metric.
(3)

Value determined based upon the difference between our stock price on December 31, 2018 of $5.73 and the exercise price of unvested options, if positive, multiplied by the number of options that would become vested upon the termination of employment and/or change in control.

(4)

Assumes that the stock options and restricted stock are assumed by the acquiror in a change in control. If the acquiror does not assume or equitably convert the awards, or issue substitute awards, then the vesting would accelerate, and the value of such acceleration would be the same as provided in the first column of this table.

Equity Compensation Plan Information

The following table provides information about our equity compensation arrangements that have been approved by our shareholders, as of December 31, 2018:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by shareholders	923,823	$3.23	5,875,000

A description of the material terms of our equity arrangements that have not been approved by our shareholders follows:

Non-Shareholder-Approved Stock Option Agreements With Third Parties

From time-to-time, we may grant stock options to advisory board members, consultants, contractors, and other third parties for services provided to our Company. At December 31, 2018, no options were outstanding under non-shareholder approved arrangements to non-employees.

CEO Pay Ratio

In accordance with the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of our Chief Executive Officer’s compensation to the compensation of our median employee. For 2018:

•	the total annual compensation of our median employee was $82,893.68;

•	the total annual compensation of our Chief Executive Officer, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $1,408,392; and

•	the ratio of our Chief Executive Officer’s total annual compensation to the median employee total annual compensation was 17 to 1.

To identify our median employee, we compared the total gross compensation of our employees based on 12- month trailing payroll data as of December 31, 2018. Compensation used for identifying our median employee was based on gross wages from the annual W-2 forms issued to employees. As of December 31, 2018, we had 265 full time employees, of which 254 were U.S. employees and 11 were non-U.S. employees. In identifying our median employee, we excluded our non-U.S. employees and we did not make any cost-of-living adjustments.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Certain Relationships and Related Transactions

There have been no transactions since January 1, 2018, between the Company and any “related person” required to be reported under SEC Regulation S-K, Item 404(a), except as follows:

•

As disclosed elsewhere in this proxy statement, on February 20, 2019, the Company completed a $100 million Private Placement with True Wind and entered into a related Registration Rights Agreement with True Wind. Pursuant to the Investment Agreement related to the Private Placement, the Company appointed Mr. James H. Greene, Jr. and Mr. Brandon Van Buren to the Board on February 20, 2019, and has nominated them for re-election to the Board at the Annual Meeting, which is the subject of this proxy statement. See “Proposal 4 — Approval of Nasdaq Proposal” and “SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS” for additional information.

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Todd R. Spurr, the son of our Director and former CEO, is employed as a Director of Channel and Customer Success in our sales department. Todd Spurr’s employment with us pre-dates his father’s employment with us. Todd Spurr’s compensation is comprised of a base salary and commissions and is commensurate with other similarly-situated employees.

Our Audit Committee Charter provides that the Audit Committee reviews and addresses conflicts of interest of directors and officers. Unless otherwise approved by another independent body of the Board in accordance with NASDAQ Listing Rule 5630, the Audit Committee reviews, discusses with management and, if deemed advisable, the Company’s independent auditor, and determines whether to approve any transactions or courses of dealing with related parties. “Transactions or courses of dealing with related parties” includes all transactions required to be disclosed under Item 404 of Regulation S-K.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting of Shareholders. If any other matters properly come before the Annual Meeting of Shareholders, it is the intention of the persons named as proxy holders in the accompanying proxy card and voting instructions to vote the relevant shares in their discretion. Discretionary authority with respect to other matters is granted by signing and returning the enclosed proxy card or by otherwise providing voting instructions.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any reports, statements or other information that we file with the SEC directly from the SEC. You may either:

•	Read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 100 F Street, N.E., Washington, D.C. 20549; or

•	Visit the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.

You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April [●], 2019. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).

Our Annual Report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2018 (excluding exhibits), is being mailed together with this Proxy Statement and is available on our website at investor.zixcorp.com in accordance with the SEC’s “notice and access” regulations. The Annual Report does not constitute any part of the proxy solicitation material.

Please date, sign and return the proxy card at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. We would appreciate the prompt return of your proxy card, as it will save the expense of further mailings.

By Order of the Board of Directors,

Dallas, Texas	Noah F. Webster
April [●], 2019	General Counsel and Corporate Secretary